AGREEMENT AND PLAN OF MERGER

Among

OMNICITY CORP.

And

OMNICITY ACQUISITION CO.

And

OMNICITY, INCORPORATED

Dated December 29, 2008

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS .........................................................................................................
ARTICLE 2 THE MERGER ..........................................................................................................

		2 7
2.01 2.02 2.03 2.04 2.05 2.06 2.07 2.08 2.09 2.10 2.11

Merger. ...........................................................................................................................
Effective Time. ...................................................................................................................
Closing. .......................................................................................................................
Effects of the Merger. ........................................................................
Effect of Merger on Company Shares and Merger Sub Shares. .
Shareholder Approval. ......................................................................
Limitations on Resale. ........................................................................
No Dissenting Shares. ..........................................................................
Procedure for Exchange of Shares. ........................................
Company Lenders. ....................................................................................
Board Changes ..........................................................................................

		7 7 7 8 8 9 9 10 10 11 12
ARTICLE 3 REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY		12
3.01 3.02 3.03 3.04 3.05 3.06 3.07 3.08 3.09 3.10 3.11 3.12 3.13 3.14 3.15 3.16 3.17 3.18 3.19 3.20 3.21 3.22 3.23 3.24 3.25

Organization and Good Standing; Authorization. ......
No Conflicts. ..............................................................................................
Capitalization. ..........................................................................................
Financial Statements. ........................................................................
Title to Property; Encumbrances. ............................................
Accounts Receivable. ..........................................................................
Intellectual Property. ......................................................................
Banking and Insurance. ....................................................................
Indebtedness. ..............................................................................................
Judgments; Litigation. ........................................................................
Income and Other Taxes. ....................................................................
Compliance with Law. ..........................................................................
Employee Benefit Matters. ..............................................................
No Undisclosed Liabilities. ..............................................................
Permits, Licenses, Etc. ..........................................................................
Regulatory Filings. ..............................................................................
Consents. ........................................................................................................
Material Contracts; No Defaults. ............................................
Absence of Certain Changes. ..........................................................
Employees and Labour Matters. ................................................
Affiliations. ................................................................................................
Principal Customers and Suppliers. ..........................................
Warranty Liability. ..............................................................................
Brokers' Fees. ..............................................................................................
Environmental Matters. ..................................................................

		12 13 13 14 14 15 15 17 18 18 19 20 20 22 22 23 23 23 25 26 26 27 27 27 27
ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE BUYER ................................		28
4.01 4.02 4.03 4.04 4.05 4.06 4.07 4.08 4.09 4.10 4.11 4.12 4.13 4.14 4.15 4.16 4.17 4.18 4.19 4.20 4.21 4.22

Organization, Power and Authority of the Buyer. ....
Organization, Power and Authority of Merger Sub. ..
Authorization. ..........................................................................................
Capitalization. ..........................................................................................
Brokers' Fees. ..............................................................................................
Interim Operation of Merger Sub; Merger Sub's Assets. .
Active Business. ........................................................................................
Securities Law. ..........................................................................................
Judgments; Litigation. ........................................................................
Compliance with Law. ..........................................................................
Consents. ........................................................................................................
No Conflicts. ..............................................................................................
Financial Statements. ........................................................................
Banking and Insurance. ....................................................................
Indebtedness. ..............................................................................................
Income and Other Taxes. ....................................................................
No Undisclosed Liabilities. ..............................................................
Regulatory Filings. ..............................................................................
Employee Benefit Plans. ....................................................................
Employees and Labour Matters. ................................................
Environmental Matters. ..................................................................
Buyer Assets. ..............................................................................................

		28 28 29 29 29 29 29 30 30 30 30 31 31 31 31 32 33 33 33 33 33 34
ARTICLE 5 CONDITIONS TO CONSUMMATION OF MERGER ...............................................		34
5.01 5.02 5.03	Conditions to Each Party's Obligations. .............................. Conditions to Obligations of the Buyer and Merger Sub. . Conditions to Obligations of the Company. ......................	34 35 38
ARTICLE 6 COVENANTS OF THE COMPANY AND THE BUYER ............................................		40
6.01 6.02 6.03 6.04 6.05 6.06 6.07 6.08 6.09 6.10 6.11 6.12

Covenants of the Company and the Buyer. ........................
Expenses. ........................................................................................................
Publicity; Confidentiality. ..............................................................
Further Assurances. ............................................................................
Competing Offers; Merger or Liquidation. ........................
Notification of Certain Matters. ..............................................
Governmental Filings. ........................................................................
Due Diligence; Access to Information; Confidentiality. .
Private Placement. ................................................................................
Monthly Financial Statements. ..................................................
Business Plan ..............................................................................................
Releases ..........................................................................................................

		40 41 42 42 42 42 43 43 45 45 45 45
ARTICLE 7 CONDUCT OF BUSINESS PENDING CLOSING ......................................................		45
7.01 7.02 7.03 7.04 7.05 7.06 7.07 7.08 7.09 7.10 7.11 7.12 7.13 7.14 7.15 7.16

Ordinary Course. ....................................................................................
Organic Changes. ....................................................................................
Indebtedness. ..............................................................................................
Accounting. ..................................................................................................
Compliance with Legal Requirements. ..................................
Disposition of Assets. ............................................................................
Compensation. ............................................................................................
Modification or Breach of Agreements; New Agreements. .
Capital Expenditures. ..........................................................................
Maintain Insurance. ..............................................................................
Discharge. ......................................................................................................
Actions. ............................................................................................................
Permits. ............................................................................................................
Tax Assessments and Audits. ..........................................................
Board Observation Rights. ..............................................................
Existing Asset Purchase Agreements ......................................

		45 46 46 46 46 46 47 47 47 47 47 47 48 48 48 48
ARTICLE 8 TERMINATION, AMENDMENT AND WAIVER ...............................................		48
8.01 8.02 8.03

Termination. ................................................................................................
Effect of Termination. ........................................................................
Expenses and Termination Fees. ..................................................

		48 49 49
ARTICLE 9 SURVIVAL, INDEMNIFICATION AND ARBITRATION ................................		50
9.01 9.02 9.03 9.04

Survival. ........................................................................................................
Indemnification of the Company and the Buyer. ..........
Indemnification Procedure. ............................................................
Arbitration. ................................................................................................

		50 50 51 53
ARTICLE 10 GENERAL PROVISIONS ....................................................................................		53
10.01 10.02 10.03 10.04 10.05 10.06 10.07 10.08 10.09 10.10

Notices. ............................................................................................................
Severability. ..............................................................................................
Entire Agreement. ..................................................................................
Successors and Assigns. ....................................................................
Amendment. ..................................................................................................
Waiver. ............................................................................................................
Counterparts. ............................................................................................
Schedules and Annexes. ....................................................................
Construction. ............................................................................................
Governing Law. ..........................................................................................

		53 54 55 55 55 55 55 55 56 56

__________

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is entered into as of December 29, 2008, by and among Omnicity Corp., a Nevada corporation (the "Buyer"), Omnicity Acquisition Co., an Indiana corporation and a wholly-owned subsidiary of the Buyer ("Merger Sub"), and Omnicity, Inc. an Indiana corporation (the "Company").

R E C I T A L S

A. The Buyer desires to acquire all of the issued and outstanding shares of the Company from the shareholders of the Company in exchange for shares of the Buyer;

B. The Buyer owns all of the outstanding shares of capital stock of Merger Sub, which was organized for the sole purpose of effecting the transactions contemplated hereby;

C. To effect the acquisition of the Company by the Buyer, the parties propose to merge Merger Sub with and into the Company (the "Merger") pursuant to applicable Legal Requirements (as defined herein), with the Company being the surviving corporation and becoming a wholly-owned subsidiary of the Buyer;

D. The Board of Directors of each of the Buyer, Merger Sub and the Company have determined that the Merger, upon the terms and subject to the conditions set forth herein, is fair to, and in the best interests of, each such corporation and its respective securityholders;

E. The Board of Directors of each of the Buyer, Merger Sub and the Company have approved the Merger and all related transactions in accordance with the laws of its jurisdiction of organization and its constituting documents;

F. In accordance with applicable Legal Requirements, the Company proposes to hold a special meeting of its shareholders to obtain approval of the Merger and, as an inducement to the Buyer to enter into this Agreement, certain officers, directors and shareholders of the Company shall enter into a voting agreement, in substantially the form attached hereto as Exhibit A (the "Company Voting Agreement"), to vote the Company Common Shares (as defined herein) owned by them to approve the Merger and this Agreement and the transactions contemplated hereby at the special meeting;

G. In connection with the transactions contemplated hereby, and to provide financing for the operations of the Company prior to completion of the Merger, the Buyer on its behalf and on behalf of certain lenders (the "Lenders") shall loan to the Company the principal amount of up to US$2,000,000 (the "Loan") to be raised by way of a private placement of capital stock of the Buyer and/or the Buyer arranging for investors (the "Company Creditors") to acquire convertible debentures from the Company directly, as provided herein; and

H. All amounts owing to the Lenders and Company Creditors shall be converted into shares of common stock of the Buyer as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

Unless the context otherwise requires, in this Agreement, the following terms shall have the meanings ascribed to them:

(a) "Action" shall mean any actual claim, action, suit, arbitration, hearing, inquiry, proceeding, cause of action, complaint, charge or investigation by or before any Governmental Entity or arbitrator and any appeal from any of the foregoing.

(b) "Affiliate" of any Person shall mean any other Person which directly or indirectly controls, is controlled by, or is under common control with, the indicated Person.

(c) "Agreement" shall mean this agreement and all exhibits, annexes and schedules hereto.

(d) "Articles of Merger" means articles of merger, in such appropriate form as is determined by the parties in accordance with laws of the State of Indiana, to be filed with the Secretary of State of the State of Indiana to effect the Merger.

(e) "Business" means the business heretofore carried on by the Company and which business is to be carried on by the Surviving Corporation following completion of the Merger, consisting of being engaged in the business of the build-out and expansion into full broadband solutions, including a rollup and consolidation of the United States rural WISP market.

(f) "Business Day" shall mean any day excluding Saturday, Sunday or any day which shall be in the State of Indiana, or the City of Carmel, a legal holiday or a day on which banking institutions are authorized by law to close.

(g) "Buyer" shall mean Omnicity Corp, a Nevada corporation.

(h) "Buyer Balance Sheet" shall have the meaning ascribed to such term in Section 3.15.

(i) "Buyer Common Shares" shall mean the common shares in the capital of the Buyer.

(j) "Buyer Financial Statements" shall have the meaning ascribed to such term in Section 3.13.

(k) "Certificate" shall have the meaning ascribed to such term in Section 1.09(b).

(l) "Closing" and "Closing Date" shall have the respective meanings ascribed to such terms in Section 1.03.

(m) "Code" shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time.

(n) "Company" shall mean Omnicity, Incorporated.

(o) "Company Balance Sheet" shall have the meaning ascribed to such term in Section 2.04(a).

(p) "Company Capital Stock" shall mean the Company Common Shares and all other shares in the capital of the Company.

(q) "Company Common Shares" shall mean the shares of common stock in the capital of the Company.

(r) "Company Creditors" shall have the meaning ascribed to such term in Recital 0.

(s) "Company Financial Statements" shall have the meaning ascribed to such term in Section 2.04(a).

(t) "Company Voting Agreements" shall have the meaning ascribed to such term in Recital 0.

(u) "Contractor IP Agreement" shall have the meaning ascribed to such term in Section 2.07(h).

(v) "Convertible Debt Instruments" shall mean all debt instruments of the Company which may be convertible into Company Common Shares or Buyer Merger Shares and including, but not limited to, convertible loans.

(w) "Damages" shall mean any and all losses, liabilities, obligations, costs, expenses, damages or judgments of any kind or nature whatsoever (including reasonable attorneys', accountants' and experts' fees, disbursements of counsel, and other costs and expenses incurred pursuing indemnification claims under Article 8).

(x) "Debt Conversion Agreement" shall have the meaning ascribed to such term in Recital 0.

(y) "Debt Conversion Amount" shall mean that number of Buyer Common Shares to which each Company Lender is entitled pursuant to the Debt Conversion Agreement.

(z) "Effective Time" shall have the meaning ascribed to such term in Section 1.02.

(aa) "Employee IP Agreement" shall have the meaning ascribed to such term in Section 2.07(h).

(bb) "Environmental Laws" shall mean all Legal Requirements pertaining to the protection of the environment, the treatment, emission and discharge of gaseous, particulate and effluent pollutants and the use, handling, storage, treatment, removal, transport, transloading, cleanup, decontamination, discharge and disposal of hazardous substances, including, without limitation, those statutes, laws, rules and regulations set forth below in the definition of "Hazardous Material".

(cc) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

(dd) "ERISA Affiliate" shall mean any Person which is (or at any relevant time was) a member of a controlled group of corporations within the meaning of Code Section 414(b), all trades or businesses under common control within the meaning of Code Section 414(c), and all affiliated service groups within the meaning of Code Section 414(m), of which the Company is (or at any relevant time was) a member.

(ee) "Exchange Agent" shall have the meaning ascribed to such term in Section 1.09(a).

(ff) "GAAP" means United States generally accepted accounting principles, consistently applied.

(gg) "Governmental Entity" shall mean any local, state, federal, provincial or foreign (i) court or (ii) government or governmental department, commission, instrumentality, board, agency or authority, including the SEC, British Columbia Securities Commission, Indiana Securities Division, the IRS and other taxing authorities.

(hh) "Guaranties" shall have the meaning ascribed to such term in Section 2.09(b).

(ii) "Hazardous Material" shall mean any flammable, ignitable, corrosive, reactive, radioactive or explosive substance or material, hazardous waste, toxic substance or related material and any other substance or material defined or designated as a hazardous or toxic substance, material or waste by any Environmental Law currently in effect or as amended or promulgated in the future.

(jj) "Indebtedness" shall mean, when used with reference to any Person, without duplication: (i) any liability of such Person created or assumed by such Person, or any Subsidiary thereof, (A) for borrowed money, (B) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation, deed of trust or mortgage) given in connection with the acquisition of, or exchange for, any property or assets (other than supplies, inventory or similar property acquired and consumed in the Ordinary Course but including earnout obligations), including securities and other Indebtedness,

(C) in respect of letters of credit issued for such Person's account and "swaps" of interest and currency exchange rates (and other interest and currency exchange rate hedging agreements) to which such Person is a party, or (D) for the payment of money as lessee under leases that should be, in accordance with GAAP, recorded as capital leases for financial reporting purposes; (ii) any liability of others described in the preceding clause (A) guaranteed as to payment of principal or interest by such Person, or (B) in effect guaranteed by such Person through an agreement, contingent or otherwise, to purchase, repurchase or pay the related Indebtedness or to acquire the security therefor; (iii) all liabilities or obligations secured by a Lien upon property owned by such Person and upon which liabilities or obligations such Person customarily pays interest or principal, whether or not such Person has assumed or become liable for the payment of such liabilities or obligations; and (iv) any amendment, renewal, extension, revision or refunding of any such liability or obligation.

(kk) "IP Rights" shall have the meaning ascribed to such term in Section 2.07(a).

(ll) "IRS" shall mean the United States Internal Revenue Service.

(mm) "Knowledge", when used as a qualifier by the Company in connection with any representations or warranties made by Company means the actual knowledge of Richard Beltzhoover, without inquiry and when used as a qualifier by the Buyer or MergerSub in connection with any representations or warranties made by the Buyer or Merger Sub means the actual knowledge of Donald Prest, without inquiry.

(nn) "Leased Real Property" shall mean all real property, including structures, buildings, fixtures and improvements thereon, leased by the Company.

(oo) "Legal Requirement" shall mean any statute, law, ordinance, rule, instrument, published policy statement, regulation, permit, order, writ, judgment, injunction, decree or award issued, enacted or promulgated by any Governmental Entity.

(pp) "Letter of Transmittal" shall have the meaning ascribed to such term in 2.09(b).

(qq) "Lien" shall mean all liens (including judgment and mechanics' liens, regardless of whether liquidated), mortgages, assessments, security interests, easements, claims, pledges, trusts (constructive or other), deeds of trust, options or other charges, encumbrances or restrictions.

(rr) "Loan" shall have the meaning ascribed to such term in Recital 0.

(ss) "Loan Agreement" shall have the meaning ascribed to such term in Recital 0.

(tt) "Material Adverse Effect" shall mean any event, change, condition or circumstance that has had, or would reasonably be expected to result in, individually or in the aggregate, a material adverse effect on the business, properties or operations of the

Company taken as a whole, or the Buyer and its Subsidiaries, taken as a whole, as applicable; provided, however, none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect: any effect, change, condition or circumstance to the extent directly or indirectly attributable to: (i) the announcement or pendency of the Merger (including any cancellation of or delays in customer orders, any reduction in sales, any disruption in supplier, distributor, partner or similar relationships or any loss of employees); (ii) conditions affecting the industries as a whole in which the Company or the Buyer, as the case may be, participates, the U.S. or Canadian economy as a whole or the foreign economies as a whole in any locations where Company or the Buyer, as the case may be, or any of their Subsidiaries has material operations or sales; (iii) the taking of any action required by this Agreement; (iv) acts of war or terrorism; (v) changes in Legal Requirements, GAAP or applicable accounting standards; (vi) any existing event, occurrence or circumstance with respect to which the party claiming that a Material Adverse Effect has occurred has Knowledge of as of the date hereof; (vii) any adverse change in or effect on the business of Company that is cured by before the earlier of (1) closing or (2) the date this Agreement is terminated .

(uu) "Merger" shall have the meaning ascribed to such term in Recital 0.

(vv) "Merger Shares" shall mean the Buyer Common Shares with a deemed value of $0.35 per share to be issued pursuant to this Agreement to the Shareholders of the Company in connection with the consummation of the transactions contemplated hereby.

(ww) "Merger Sub" shall mean Omnicity Acquisition Co., an Indiana corporation, a wholly owned Subsidiary of the Buyer.

(xx) "Ordinary Course" shall mean, when used with reference to the Company or the Buyer, the ordinary course of the Company's or the Buyer's business, respectively, substantially consistent with past practices.

(yy) "Permit" shall have the meaning ascribed to such term in Section 2.15.

(zz) "Person" shall mean all natural persons, corporations, business trusts, associations, companies, partnerships, limited liability companies, joint ventures, Governmental Entities and any other entities.

(aaa) "Policies" shall have the meaning ascribed to such term in Section 2.08(b).

(bbb) "Proceeding" means any action, arbitration, audit, hearing, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Entity.

(ccc) "SEC" means the United States Securities and Exchange Commission.

(ddd) "Securities Act" shall mean the United States Securities Act of 1933, as amended.

(eee) "Shareholder" shall mean an owner of Company Common Shares.

(fff) "Stock Plans" shall mean all stock option plans and other stock or equity- related plans of the Company.

(ggg) "Subsidiary" of a Person shall mean any corporation, partnership, association or other business entity at least 50% of the outstanding voting power of which is at the time owned or controlled directly or indirectly by such Person.

(hhh) "Survival Period" shall have the meaning ascribed to such term in Section 8.01.

(iii) "Surviving Corporation" shall have the meaning ascribed to such term in Section 1.01.

(jjj) "Tax" shall mean any federal, provincial, state, local or foreign income, gross receipts, license, payroll, unemployment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including, without limitation, taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), employment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated tax or other tax, assessment or charge of any kind whatsoever, including, without limitation, any interest, fine, penalty or addition thereto, whether disputed or not.

(kkk) "Tax Return" shall mean any return, declaration, report, claim for refund or information, or statement relating to Taxes, and any exhibit, schedule, attachment or amendment thereto.

(lll) "Welfare Plan" shall mean any "employee welfare benefit plan" as defined in Section 3(1) of ERISA, which the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, and under which the Company or any ERISA Affiliate may incur any liability.

ARTICLE 2
THE MERGER

2.01 Merger.

Upon the terms and subject to the conditions of this Agreement, at the Effective Time Merger Sub shall be merged with and into the Company in accordance with the applicable provisions of the laws of the State of Indiana. At the Effective Time the identity and separate corporate existence of Merger Sub shall cease and the Company shall be the surviving corporation in the Merger (the "Surviving Corporation") and a wholly-owned subsidiary of the Buyer.

2.02 Effective Time.

Subject to the Closing of the transactions contemplated hereby, the Merger shall become effective on the date and at the time the Certificate of Merger is filed with the Secretary of State for the State of Indiana, in such form as required by, and executed in accordance with, the applicable provisions of the laws of the State of Indiana. The time at which the Merger shall become effective is referred to herein as the "Effective Time."

2.03 Closing.

The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Dann Pecar Newman & Kleiman, P.C., One American Square, Suite 2300, Indianapolis, IN 46282 and at such time as may be agreed to by the Buyer and the Company on or before January 15, 2009, or such other time and place as may be agreed to by the parties (the "Closing Date"). At the Closing, the Company shall deliver or cause to be delivered to the Buyer all of the documents, certificates and instruments contemplated by Sections 4.01 and 4.02, and the Buyer shall deliver or cause to be delivered to the Company all of the documents, certificates and instruments contemplated by Sections 4.01 and 4.03.

2.04 Effects of the Merger.

At the Effective Time:

(a) All the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

(b) The articles of incorporation of Merger Sub shall be the Articles of Incorporation of the Surviving Corporation.

(c) The bylaws of Merger Sub shall be the bylaws of the Surviving Corporation.

(d) The directors and officers of MergerSub shall be the initial directors and officers of the Surviving Corporation.

(e) The name of the Surviving Corporation from and after the Effective Time shall be "Omnicity, Incorporated".

(f) Each party shall use its reasonable best efforts to take all such actions as may be necessary to effect the Merger in accordance with applicable Legal Requirements and the terms hereof.

2.05 Effect of Merger on Company Shares and Merger Sub Shares.

(a) Except as provided in paragraph (b) of this Section 2.05, at the Effective Time each issued and outstanding Company Common Share immediately prior to the Effective Time shall be converted and exchangeable for one (1) Merger Share in accordance with the procedures set forth in Section 1.09.

(b) At the Effective Time each Company Common Share issued and outstanding immediately prior to the Effective Time and owned by Merger Sub or the Buyer, if any, shall be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

(c) At the Effective Time all issued and outstanding shares of common stock of Merger Sub held by the Buyer immediately prior to the Effective Time will be converted into and become one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation.

(d) Except as set forth in 2.05(b) above, on and after the Effective Date, and until surrendered for exchange, each outstanding Certificate that immediately prior to the Effective Date represented Company Common Shares (except shares cancelled pursuant to the provisions hereof) shall be deemed for all purposes to evidence ownership of and represent the number of Merger Shares into which such Company Common Shares shall convert pursuant to the provisions hereof. After the Effective Date, the recordholder of each such outstanding Certificate representing Company Common Shares shall be entitled to vote the Merger Shares into which such Company Common Shares shall have been converted on any matters on which the holders of record of Buyer Common Shares having voting rights shall be entitled to vote as of any date after the Effective Date. Subject to the provisions of Section 2.09, in any matters relating to Certificates representing Company Common Shares the Buyer shall be entitled to rely exclusively upon the record of shareholders containing the names and addresses of the holders of record of Company Common Shares on the Effective Date.

2.06 Shareholder Approval.

(a) The Company shall take all action necessary, desirable or advisable in accordance with applicable law and its articles of incorporation and bylaws to convene a special meeting of its Shareholders (the "Special Meeting") to consider and vote upon, or shall solicit the written consent of the Shareholders of the Company to, the adoption of this Agreement and the approval of the Merger prior to Closing. The Company hereby represents and warrants to the Buyer and Merger Sub that the adoption of this Agreement and the approval of the Merger will require, pursuant to Indiana law, the approval of the holders of a majority of the Company Common Shares outstanding on the record date chosen for purposes of determining the stockholders of the Company entitled to vote on the adoption of this Agreement and the approval of the Merger.

(b) Upon execution of this Agreement by the parties, or within three Business Days thereafter, the Company shall use its commercial reasonable efforts to obtain from a majority of its Shareholders and deliver to the Buyer a Company Voting Agreement from each such Shareholder in connection with the approval by such Shareholders of the transactions contemplated hereby at the Special Meeting.

2.07 Limitations on Resale.

The Merger Shares will be issued by the Buyer in such a manner as to be exempt from (a) registration under the Securities Act, (b) the registration requirements of the Indiana Securities Act, I.C. 23-19-1 et seq, and (c) the prospectus and registration requirements of the applicable securities laws, rules and regulations in each jurisdiction of Canada, and, as such, the resale of such Merger Shares will be subject to the restrictions as provided in Section 3.08, and the certificates representing the Merger Shares issued to Shareholders of the Company as contemplated herein shall contain such legends as may be required under applicable Legal Requirements in the United States and Canada, as determined by the Buyer.

2.08 No Dissenting Shares.

Prior to and as a condition of Closing, the Company shall use its commercial reasonable efforts to obtain from a majority of its Shareholders, in a form acceptable to the Buyer in its sole discretion, a waiver of each such Shareholder's respective dissenter's rights under applicable Legal Requirements.

2.09 Procedure for Exchange of Shares.

(a) The Buyer shall act as exchange agent (the "Exchange Agent") in the Merger.

(b) As soon as possible after the Effective Time, the Exchange Agent shall send a notice and a transmittal form, substantially in the form attached hereto as Exhibit D (collectively, with all documentation required thereby, the "Letter of Transmittal"), to each holder of a stock certificate representing Company Common Shares (each a "Certificate") advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such Certificate in exchange for the Merger Shares issuable hereunder. Each holder of a Certificate, upon proper surrender thereof to the Exchange Agent in accordance with the instructions in such notice, shall be entitled to receive in exchange therefor (subject to any taxes required to be withheld) the Merger Shares issuable hereunder. From and after the Effective Time each such Certificate shall be deemed for all purposes to evidence only the right to receive the Merger Shares issuable pursuant to the Merger as provided herein and those rights described in Section 2.05(d). Holders of Certificates shall not be entitled to receive certificates for the Merger Shares to which they would otherwise be entitled until such Certificates are properly surrendered.

(c) If there is a transfer of Company Common Share ownership which is not registered in the Company's transfer records at the time of Closing, a certificate representing the proper number of Merger Shares may be issued to a Person other than the Person in whose name the certificate so surrendered is registered if (i) upon presentation to the corporate secretary of the Buyer, such certificate shall be properly endorsed or otherwise be in proper form for transfer, (ii) the Person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of Merger Shares to a Person other than the registered holder of such certificate or establish to the reasonable satisfaction of the Buyer that such tax has been paid or is not applicable, and (iii) the issuance of such Merger Shares shall not, in the reasonable discretion of the Buyer, violate the requirements of applicable securities laws and regulations with respect to the private placement of Merger Shares that will result from the Merger.

(d) All Merger Shares issued upon the surrender for exchange of Company Common Shares in accordance with the above terms and conditions shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such Company Common Shares.

(e) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Buyer shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Shares issuable hereunder. The Board of Directors of the Buyer may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to give the Buyer indemnity against any claim that may be made against the Buyer with respect to the Certificate alleged to have been lost, stolen or destroyed.

(f) From and after the Effective Time the holders of Company Common Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares, except as provided herein or under applicable law.

(g) After the Effective Time there shall be no transfers on the stock transfer books of the Company of any Company Common Shares which were outstanding immediately prior to the Effective Time.

(h) No fractional Buyer Common Shares shall be issued to the holders of Company Common Shares upon the surrender for exchange of Certificates and all fractional shares issuable shall be rounded up or down to the nearest whole share.

2.10 Company Lenders.

(a) The Buyer, on behalf of itself and/or certain Lenders, agrees to loan, pursuant to the terms of a loan agreement in substantially the form attached as Exhibit A (the "Loan Agreement"), to be raised by way of private placement and/or by arranging Company Creditors to acquire convertible debentures directly from the Company, to the Company the aggregate principal sum of up to U.S. $2,000,000 (the "Principal Sum") upon the earlier of (a) January 31, 2009 and (b) five business days of the completion of a minimum of U.S. $300,000 private placement financing, with interest accruing on the Principal Sum at the interest rate published in The Wall Street Journal as the "Prime Rate" plus two percent (2%) per annum, compounded semi-annually and not in advance (the "Interest"), repayable at maturity on the first business day which is the earlier of: (i) 180 calendar days from the date of advancement of each such Principal Sum, and (ii) the completion of the Merger.

(b) The Principal Sum and Interest and any other amounts owing under the Loan shall be secured, contemporaneously with the advancement of any funds under the Loan, by way of a senior, subordinated (subordinated only to the Company's existing banking indebtedness), fixed and floating charge on all of the assets of the Company, pursuant to the terms of a security agreement in substantially the form attached to the Loan Agreement.

(c) Each Lender (excluding the Buyer) shall have the right and option, exercisable until 5:00 p.m. (Vancouver time) on the date of maturity of the Loan, to convert all or any part of the Principal Sum, Interest or any other amount owing to the Lender under the Loan into Buyer Common Shares (each a "Loan Share"), at a price of US$0.35 per share. Notwithstanding the foregoing, upon the completion of the Merger, the Principal Sum, Interest and any other amounts owing under the Loan shall automatically be converted into Loan Shares, at a price of US$0.35 per share, without any further action on the part of any of the Buyer, the Company or the Lenders.

(d) Each of the Company Creditors shall enter into a debt conversion agreement with the Buyer, MergerSub and the Company in substantially the form attached hereto as Exhibit C (the "Debt Conversion Agreement"). Upon completion of the Merger, all Company Creditors shall settle all amounts owing to them by the Company for Buyer Common Shares (each a "Share For Debt"), at a price of US$0.35, in accordance with the terms of the Debt Conversion Agreement.

2.11 Board Changes

At Closing the following changes will be effected to the board of directors and officers of the Buyer:

(a) the board of directors of the Buyer shall appoint an aggregate of an additional six directors to the board of directors of the Buyer comprised of two nominees appointed by such directors of the Buyer and four nominees to be put forward by the Shareholders of the Company, subsequent to which all directors (other than those directors who have been nominated by Buyer to remain as a director) and all officers of the Buyer will resign; and

(b) the newly appointed directors of the Buyer will appoint such executive officers as may be determined by the such new Board of Directors.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY

The Company hereby represents and warrants to the Buyer that, except as set forth in the Schedules referenced herein:

3.01 Organization and Good Standing; Authorization.

(a) The Company has been duly organized and exists as a corporation in good standing under the laws of its jurisdiction of incorporation with full power and authority (corporate and other) to own and lease its properties and to conduct its business as currently conducted. The Company is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction set forth on Schedule 2.01(a), such jurisdictions comprising all jurisdictions in which the nature of the Business or location of its properties requires such qualification.

(b) The Company has no Subsidiaries and does not own or control, nor does it have any other equity investment or other interest in, directly or indirectly, any corporation, joint venture, partnership, association or other Person.

(c) The Company has the corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations under this Agreement. Subject to Shareholder approval, the execution and delivery by the Company of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action by the Company. This Agreement, subject to Shareholder approval, upon its execution and delivery by the Company, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as limited by general principals of equity and subject to bankruptcy and other laws governing the rights or remedies of creditors and debtors.

3.02 No Conflicts.

Except as set forth on Schedule 2.02, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (a) result in a breach or violation of any term or provision of, or constitute a default under (with or without notice or passage of time, or both), or otherwise give any Person a basis for accelerated or increased rights or termination or non-performance under, any material indenture, mortgage, deed of trust, loan or credit agreement, lease, license or other material agreement or instrument to which the Company is a party or by which the Company is bound or affected or to which any of the property or assets of the Company is bound or affected including, without limitation, all arrangements described in Section 2.18 hereof, (b) result in the violation of the provisions of the Articles of Incorporation or Bylaws of the Company or any material Legal Requirement applicable to or binding upon the Company, (c) result in the creation or imposition of any Lien, upon any property or asset of the Company, or (d) otherwise materially adversely affect the contractual or other legal rights or privileges of the Company. Schedule 2.02 sets forth a list of all material agreements to which the Company is a party or by which it or its material assets are bound requiring the consent of any party thereto to any of the transactions contemplated hereby.

3.03 Capitalization.

Schedule 2.03 sets out, as of the date hereof, the authorized capital stock of the Company and the shares of Company Capital Stock which are issued and outstanding. Schedule 2.03 sets forth a complete and accurate list of the Shareholders, indicating the number of shares of Company Capital Stock held by each Shareholder and their respective last known addresses. All of the issued and outstanding shares of Company Capital Stock are, and all of the shares of Company Capital Stock issued and outstanding immediately prior to the Effective Time will be, duly authorized, validly issued, fully paid, non-assessable and free of all pre-emptive rights. Other than as set forth on Schedule 2.03, (i) there are no existing options, warrants, rights, calls or commitments of any character relating to shares of Company Common Shares or other Company Capital Stock, (ii) there are no outstanding securities or other instruments convertible into or exchangeable for shares of Company Common Shares or other Company Capital Stock and no commitments to issue such securities or instruments and (iii) no Person has any right of first refusal, pre-emptive right, subscription right or similar right with respect to any shares of Company Common Shares or other Company Capital Stock. The offer, issuance and sale of the Company Common Shares were (i) exempt from the registration and prospectus delivery requirements of the Securities Act, (ii) registered or qualified (or exempt from registration or qualification) under the registration or qualification requirements of all applicable state securities laws and (iii) accomplished in material conformity with all other Legal Requirements.

3.04 Financial Statements.

(a) Schedule 2.04(a) includes true and complete copies of the audited balance sheets (the "Company Balance Sheet") of the Company as of July 31, 2008 and 2007, and the related statements of income and cash flows, for the years then ended (the "Company Financial Statements");

(b) The Financial Statements present fairly in all material respects the financial condition of the Company as of the dates indicated therein and the results of operations and changes in financial position of the Company for the periods specified therein, have been prepared in all material respects in conformity with United States GAAP applied on a consistent basis throughout the periods indicated, and have been derived from the accounting records of the Company representing only actual, bona fide transactions.

3.05 Title to Property; Encumbrances.

(a) The Company does not own and has never owned fee simple title to any real property.

(b) The Company has, and immediately prior to the Closing, will have valid and marketable title to all personal property reflected on the Balance Sheet as owned by it and all personal property acquired by the Company since the Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Balance Sheet Date in the Ordinary Course), in each case free and clear of all Liens except as set forth on Schedule 2.05(b).

(c) Schedule 2.05(c) contains a list of each item of tangible personal property having a cost or fair market value in excess of US$10,000 owned or leased by the Company as of the date hereof.

(d) Schedule 2.05(d) contains a list of all real property leases, and all material personal property leases under which the Company is the lessee, together with (i) the location and nature of each of the leased properties, (ii) the termination date of each such lease, and (iii) the name of the lessor. Except as noted on Schedule 2.05(d), all leases pursuant to which the Company leases from others real or personal property are valid, subsisting in full force and effect in accordance with their respective terms, and to the Company's Knowledge, there is not, under any real property lease, personal property lease, any existing material default or event of default, whether or not subject to waiver (or event that, with notice or passage of time, or both, would constitute a default, or would constitute a basis of force majeure or other claim of excusable delay or non-performance). True and complete copies of all real property leases and personal property leases listed on Schedule 2.05(d) have been delivered to the Buyer heretofore, as well as copies of any title reports, surveys or environmental reports or audits relating to any leased real property. Except as set forth on Schedule 2.05(d), no such lease set out on such Schedule will require the consent of the lessor or licensor to or as a result of the consummation of the transactions contemplated by this Agreement. For purposes of this Agreement, a "lease" shall include a sublease.

(e) All material personal property owned by the Company and all material personal property held by the Company pursuant to personal property leases is in good operating condition and repair, subject only to ordinary wear and tear. The leased real property and personal property described in Sections 2.05(a), 2.05(b) and 2.05(c) and the personal property held by the Company pursuant to the leases described in Schedule 2.05(d) comprise all of the leased real property and personal property with value greater than US$10,000 used in the conduct of business of the Company.

(f) To the Company's Knowledge, there are no (i) leases, subleases, licenses, concessions or other agreements, written or oral, granting to any other Person the right to acquire, use or occupy any portion of, any leased real property, (ii) outstanding options or rights of first refusal to purchase all or any portion of any leased real property or interest therein known to the Company, and (iii) Persons (other than the Company) in possession of any leased real property.

(g) The leased real property and related premises are adequate for the conduct of the Business as presently conducted.

3.06 Accounts Receivable.

All accounts receivable of the Company reflected in the Balance Sheet and all accounts receivable of the Company that have arisen since the date of the Balance Sheet (except such accounts receivable as have been collected since such dates) are valid and enforceable claims against the account debtor, and the goods and services sold and delivered that gave rise to such accounts were sold and delivered in conformity in all material respects with all applicable express and implied warranties, purchase orders, agreements and specifications, other than to the extent of any reserves established therefor. To the Company's Knowledge, such accounts receivable of the Company are subject to no valid defence, offset or counterclaim and the reserves established therefor on the Balance Sheet are adequate as of the Balance Sheet Date. Schedule 2.06 contains a true and complete aging of the accounts receivable of the Company as of the balance sheet date.

3.07 Intellectual Property.

(a) Definitions. For all purposes of this Agreement, the following terms shall have the following respective meanings:

(i) "IP Rights" shall mean common law and statutory rights anywhere in the world arising under or associated with (i) patents and patent applications ("Patents"), (ii) copyrights, copyright registrations and copyright applications, "moral" rights and mask work rights ("Copyrights"), (iii) the protection of trade and industrial secrets and confidential information ("Trade Secrets"), (iv) trademarks, trade names and service marks and applications for registration thereof ("Trademarks"), (v) domain names and corporate names and registrations and applications for registration thereof, (vi) other proprietary rights relating or with respect to the protection of technology, (vii) divisions, continuations, renewals, re-issuances and extensions of the foregoing (as applicable) and (viii) analogous rights to those set forth above; and

(ii) "Company Intellectual Property" shall mean any and all IP Rights that are owned or purported to be owned by the Company.

(b) Schedule 2.07(b) contains a true and complete list of (i) Patents, (ii) registered Trademarks and applications to register Trademarks, (iii) domain names and corporate names and registrations and applications for registration thereof, and (iv) registrations and applications for Copyrights (collectively herein, "Registered IP") and unregistered Trademarks, in each case both domestic and foreign, that constitute Company Intellectual Property.

(c) Except as described in Schedule 2.07(c), the Company owns all Company Intellectual Property free and clear of any Liens. The Company has taken commercially reasonable security measures to protect the confidentiality of its Trade Secrets and the confidential information of third parties that has been disclosed to the Company under an obligation to keep such information confidential pursuant to a valid confidentiality and non-disclosure agreement.

(d) Schedule 2.07(d) contains a true and complete list of all licenses pursuant to which (i) a third party has granted or is required to grant to the Company any IP Rights that are material to the operation of the Business ("In-Licenses"), and (ii) the Company has granted to a third party any rights or licenses to Company Intellectual Property ("Out-Licenses", and together with the In-Licenses, the "IP Licenses"). Except as described in Schedule 2.07(d), the Company has not sold, transferred, or assigned any material Company Intellectual Property. Other than pursuant to the In-Licenses and except as set forth in Schedule 2.07(d), the Company is not required to make any payments by way of royalties, fees or otherwise, to any owner or licensor of, or other claimant to, any IP Rights that are used in the Business, or with respect to the commercialization of any products presently sold or under development by the Company.

(e) There are no outstanding Actions, and the Company has not received notice of any claims or demands of any Person pertaining to the Company Intellectual Property, and to the Company's Knowledge, no such Actions, claims or demands are threatened, which challenge the rights of the Company to own or use the Company Intellectual Property. To the Knowledge of the Company, no Person has infringed in any material respect any of the Company Intellectual Property.

(f) The execution of this Agreement and the consummation of the transactions contemplated hereby will not constitute a material breach of any material IP License nor (i) cause the material modification of any material term of any such IP License, including but not limited to the material modification of the effective rate of any royalties or other payments provided for in any such license or agreement, (ii) cause the forfeiture or termination of any right or license granted to the Company under an In-License, (iii) give any Person the right to terminate any right or license granted by the Company under an Out-License or (iv) materially impair the right of the Company under any IP License.

(g) To the Company's Knowledge, the manufacture, marketing, license, sale or use by the Company of any product or technology currently licensed or sold by Company, does not infringe in any material respect any IP Rights of any third Person. The Company has not received notice of any pending, and to the Company's Knowledge, there is no threatened, claim or litigation asserting that the manufacture, marketing, license, sale or use by the Company of any product or technology currently licensed or sold by Company, infringes any IP Rights of any third Person. To the Company's Knowledge, the Company has sufficient rights to use the IP Rights as currently used by it in connection with the Business.

(h) The Company has provided to the Buyer copies of its standard form of employee confidentiality and invention assignment agreement and has ensured that all employees of the Company (except as set out on Schedule 2.07(h)) have executed such or a substantially similar agreement (the "Employee IP Agreement"). The Company has provided to the Buyer copies of its standard form of contractor confidentiality and invention assignment agreement (the "Contractor IP Agreement") and has ensured that all consultants and contractors of the Company (except as set out on Schedule 2.07(h) have executed such or a substantially similar agreement.

(i) To the Company's Knowledge, none of the employees, consultants or contractors of the Company is in violation of his or her respective Employee IP Agreement or Contractor IP Agreement.

(j) The Company has not entered into any agreement to indemnify any other Person, including but not limited to any employee, consultant, or contractor of the Company, against any charge of infringement, misappropriation or misuse of any IP Rights, other than indemnification provisions contained in purchase orders or customer and other agreements arising in the Ordinary Course. All current employees, consultants and contractors and, to the Knowledge of the Company, all former employees, consultants and contractors of the Company have assigned to the Company, any and all rights or claims in any IP Rights that any such employee, consultant or contractor has or may have by reason of any contribution, participation or other role in the development, conception, creation, reduction to practice or authorship of any invention, innovation, development or work of authorship or any other IP Right that is used in the Business.

3.08 Banking and Insurance.

(a) Schedule 2.08(a) contains a true and complete list of the names and locations of all financial institutions at which the Company maintains a checking account, deposit account, securities account, safety deposit box or other deposit or safekeeping arrangement, the numbers or other identification of all such accounts and arrangements and the names of all persons authorized to draw against any funds therein.

(b) Schedule 2.08(b) contains a true and complete list of all insurance policies and bonds and self-insurance arrangements (collectively, the "Policies") currently in full force and effect that cover or purport to cover risks or losses to, or associated with, the Company, its Business, operations, premises, properties, assets, employees, agents and directors. Copies of such Policies have previously been made available to the Buyer. The Company does not have any obligation, liability or other commitment relating to any contract of insurance containing a provision for retrospective rating or adjustment of the Company's premium obligation. The Company has not received written notice from any carrier, and the Company has no knowledge, that the Company will be unable to renew its existing insurance coverage as and when the same shall expire upon terms at least as favourable as those currently in effect, other than possible increases in premiums or changes in coverages (other than the act of executing this Agreement and perform its obligations hereunder) that do not result from any act or omission of the Company.

3.09 Indebtedness.

(a) Other than as set forth on Schedule 2.09(a), the Company does not have any liability or obligation for Indebtedness other than (i) as set forth in the Company's Balance Sheet, (ii) those incurred in the Ordinary Course and not required to be set forth in the Company's Balance Sheet under GAAP, (iii) those incurred in the Ordinary Course since the Company's Balance Sheet Date and (iv) those incurred in connection with this Agreement, and true and complete copies of all instruments and documents evidencing, creating, securing or otherwise relating to such Indebtedness have been delivered to the Buyer heretofore. Except as described in Schedule 2.09(a), no event has occurred and no condition has become known to the Company (including the transactions contemplated hereby) that constitutes or, with notice or passage of time, or both, would constitute a default or a basis of force majeure or other claim of accelerated or increased rights, termination, excusable delay or non-performance by the Company, or any other Person under any instrument or document relating to or evidencing Indebtedness that would entitle any Person to require the Company to pay any portion of the principal amount of such Indebtedness prior to the scheduled maturity thereof. Except as described in Schedule 2.09(a), no instrument or document evidencing, creating, securing or otherwise relating to Indebtedness will or purports to require the consent of any Person to or as a result of the consummation of the transactions contemplated by this Agreement. There are not now and there will not be at Closing any outstanding Convertible Debt Instruments or any outstanding options or other rights to acquire Company Common Shares.

(b) Schedule 2.09(b) contains a list and brief description of all agreements or instruments pursuant to which any of the Company's directors, employees or Shareholders have guaranteed any Indebtedness of the Company (the "Guaranties"). True and complete copies of all Guaranties have been delivered to the Buyer heretofore.

3.10 Judgments; Litigation.

Except as set forth on Schedule 2.10:

(a) There is no (i) outstanding judgment, order, decree, award, stipulation, injunction of any Governmental Entity or arbitrator against or affecting the Company or its properties, assets or Business, or (ii) Action outstanding, or to the Company's Knowledge, threatened against the Company, or its properties, assets or Business.

(b) There is no (i) outstanding judgment, order, decree, award, stipulation, injunction of any Governmental Entity or arbitrator against or affecting any officer, director or employee of the Company relating to the Company; (ii) to the Company's Knowledge, Action threatened against the Company, or its properties or assets; (iii) Action outstanding or to the Company's Knowledge, threatened against the Company's officers, directors or employees relating to the Company; and (iv) the Company has no knowledge of the basis for the institution of any Action against the Company or any of their officers, directors, employees, properties or assets which, if decided adversely, could reasonably be anticipated to have a Material Adverse Effect on the Company.

3.11 Income and Other Taxes.

Except as set forth on Schedule 2.11:

(a) All Tax Returns required to be filed through and including the date hereof in connection with the operations of the Company are true, complete and correct in all material respects and have been properly and timely filed or Company has paid all penalties, fines and interest related to such late filing. The Company has not requested any extension of time within which to file any Tax Return, which Tax Return has not since been timely filed or is not yet due. The Company has made available to the Buyer true, correct and complete copies of each Tax Return of the Company with respect to the past three taxable years, and all reports of, and communications from, any Governmental Entities relating to such period. The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of income Taxes for federal income tax purposes within the meaning of Code Section 6662.

(b) All Taxes required to be paid or withheld and deposited through and including the Closing Date in connection with the operations of the Company have been duly and timely paid or deposited by the Company. The Company has properly withheld or collected all amounts required by law for income Taxes and employment Taxes relating to its employees, creditors, independent contractors and other third parties, and for Taxes on sales, and has properly and timely remitted such withheld or collected amounts to the appropriate Governmental Entity.

(c) The Company has made adequate provision on its books of account for all Taxes with respect to its Business, properties and operations through the balance sheet date, and the accruals for Taxes in the Balance Sheet are adequate to cover all liabilities for Taxes of the Company for all periods ending on or before the Balance Sheet Date.

(d) The Company has not heretofore (i) had a tax deficiency proposed, asserted or assessed against it, (ii) executed any waiver of any statute of limitations on the assessment or collection of any Taxes or (iii) been delinquent in the payment of any Taxes.

(e) As of the date hereof, no Tax Return of the Company has been audited or the subject of other Action by any Governmental Entity. The Company has not received any notice from any Governmental Entity of any pending examination or any proposed deficiency, addition, assessment, demand for payment or adjustment relating to or affecting the Company or its assets or properties and the Company has no reason to believe that any Governmental Entity may assess (or threaten to assess) any Taxes for any periods ending on or prior to the Closing Date.

(f) The Company (i) has not made any payments, is not obligated to make any payments and is not a party to any agreement that under certain circumstances could obligate the Company to make any payments that will not be deductible under Code Section 280G; (ii) is not a United States real property holding corporation within the meaning of Code Section 897(c)(2); (iii) is not a party to a tax allocation or sharing agreement; (iv) has never been (or does not have any liability for unpaid Taxes because it was) a member of an affiliated group with the meaning of Code Section 1504(a); (v) has never applied for a tax ruling from a Governmental Entity; and (vi) has never filed or been the subject of an election under Code Section 338(g) or Code Section 338(h)(10) or caused or been the subject of a deemed election under Code Section 338(e).

3.12 Compliance with Law.

Through and including the date hereof, the Company has not (i) to its Knowledge violated, conducted its business or operations in violation of, or used or occupied its properties or assets in violation of, any Legal Requirement, where such violation would reasonably be expected to have a Material Adverse Effect on the Company and (ii) received any written notice from any Governmental Entity of any alleged violation of, nor any citation for non-compliance with, any Legal Requirement, where such violation would reasonably be expected to have a Material Adverse Effect on the Company.

3.13 Employee Benefit Matters.

(a) Schedule 2.13(a) is a complete list of all employee benefit plans of the Company. True and complete copies of each of the following documents (and any amendments thereto), where applicable, have been previously delivered to the Buyer: (i) the plan documents; (ii) a written description of any plan which is not in writing; (iii) if the plan is funded through a trust or any third party funding vehicle, the trust or other funding agreement; (iv) the plan's most recent financial statements; (v) the two most recent annual reports (including all schedules and attachments thereto) required by ERISA (to the extent the plan has been in existence for at least two years); (vi) the most recent actuarial report and valuation; (vii) the most recent determination letter received from the IRS with respect to each plan that is intended to be qualified under Code Section 401(a) or to be recognized as tax-exempt under Code Section 501(c); (viii) the most recent summary plan description and each summary of material modifications required by ERISA; (ix) any agreement providing for the provision of administrative or investment management services with respect to the plan; and (x) all documents and correspondence received from or provided to the Department of Labor, IRS, and Pension Benefit Guaranty Corporation during the past two years.

(b) To Company's Knowledge, each plan and related trust, annuity, or other funding agreement complies and has been maintained in substantial compliance with all applicable Legal Requirements. To Company's Knowledge, no non exempt prohibited transaction (as defined in Code Section 4975 and ERISA Sections 406 and 408) has occurred and, to the Company's Knowledge, no "fiduciary" (as defined in ERISA Section 3(21)) has committed any breach of duty which could subject the Company, any ERISA Affiliate, or any director, officer, or employee thereof to liability under Title I of ERISA or to tax under Code Section 4975. All material obligations required to be performed by the Company and any other Person under the terms of each plan and applicable Legal Requirements have been performed.

(c) All required reports and descriptions, including, without limitation, annual reports (Form 5500), summary annual reports, and summary plan descriptions, have been filed and distributed timely. With respect to each plan which is a Welfare Plan , the requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Section 4980B have been satisfied.

(d) All contributions, premiums, and other payments, including, without limitation, employer contributions and employee salary reduction contributions, have been paid when due or accrued in accordance with the past custom and practice of the Company and any ERISA Affiliate. No plan that is subject to Part 3 of Subtitle B of Title I of ERISA or to Code Section 412 has incurred any accumulated funding deficiency, whether or not waived, and no other actual or contingent liability for any other expenses or obligations of any plan exists.

(e) There are no pending or, to the Company's Knowledge, threatened Actions (other than routine claims for benefits) asserted or instituted against any plan or the assets of any plan, or against the Company, or any ERISA Affiliate, trustee, administrator, or fiduciary of such plan.

(f) The Company (or, if applicable, an ERISA Affiliate) may terminate, suspend, or amend each plan at any time without the consent of the participants or employees covered by such plan. Neither the Company nor any ERISA Affiliate has announced any intention, made any amendment or binding commitment, or given any written or oral notice providing that the Company or an ERISA Affiliate (i) will create additional Welfare Plans covering employees of the Company or any ERISA Affiliate, (ii) will increase benefits promised or provided pursuant to any plan, or (iii) will not exercise after the Closing Date any right or power it may have to terminate, suspend, or amend any plan.

(g) Neither the Company nor any ERISA Affiliate maintains or has maintained at any time, or contributes to or has contributed to or is or was required to contribute to, any (i) Plan subject to Title IV of ERISA, including, without limitation, any multi-employer plan (as defined in ERISA Section 3(37)), within the past five years, or (ii) funded or unfunded medical, health, accident, or life insurance plan or arrangement for current or future retirees or terminated employees or their spouses or dependents (except to the extent required by Code Section 4980B).

(h) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a termination of employment or other event entitling any Person to any additional or other benefits, nor that would otherwise modify benefits or the vesting of benefits, provided under any Plan.

(i) No event has occurred which could subject the Company or any ERISA Affiliate to any material liability (i) under any Legal Requirement relating to any plan, or (ii) resulting from any obligation of the Company or an ERISA Affiliate to indemnify any Person against liability incurred with respect to or in connection with any plan.

(j) Each plan which is intended to be qualified under Code Section 401(a) has received a favourable determination letter from the IRS. No event has occurred and, to the knowledge of the Company, no facts or circumstances exist which may cause or result in the loss or revocation of such determination.

(k) To the Company's Knowledge, each welfare plan that has been established, maintained and administered by the Company is in substantial compliance with its terms and conditions and with the requirements prescribed by any and all material Legal Requirements that are applicable to such Welfare Plan. Furthermore, no such welfare plan has unfunded liabilities, that as of the Effective Time, will not be offset by insurance or fully accrued. Except as required by Legal Requirements, no condition exists that would prevent the Company from terminating or amending any such Welfare Plan at any time for any reason without liability to the Company or its Affiliates (other than ordinary administration expenses or routine claims for benefits). Each such Welfare Plan has obtained from the Governmental Entity having jurisdiction with respect to such Welfare Plan any required determinations, if any, that such welfare plan is in compliance with the laws of the relevant jurisdiction if such determinations are required in order to give effect to such welfare plan.

3.14 No Undisclosed Liabilities.

Except (a) to the extent set forth or provided for in the Balance Sheet, (b) as set forth on Schedule 2.14, (c) for current liabilities incurred since the Balance Sheet Date in the Ordinary Course, (d) for liabilities not required to be set forth on a Balance Sheet prepared in accordance with United States GAAP or (e) those incurred by the Buyer in connection with the execution of this Agreement, as of the date hereof the Company does not have any material liabilities, whether accrued, absolute, contingent or otherwise, whether due or to become due and whether the amounts thereof are readily ascertainable or not, or any unrealized or anticipated losses from any commitments of a contractual nature, including Taxes with respect to or based upon the transactions or events occurring at or prior to the Closing.

3.15 Permits, Licenses, Etc.

The Company possesses, and is operating, in all material respects, in substantial compliance with, all franchises, licenses, permits, certificates, authorizations, rights and other approvals of Governmental Entities necessary to (a) occupy, maintain, operate and use the Leased Real Property as it is currently used, (b) conduct its Business as currently conducted and (c) maintain and operate its Welfare Plans, except where the failure to obtain or have any such licenses, permits, certificates, authorizations, rights and other approvals would not have a Material Adverse Effect on the Company (the "Permits"). Schedule 2.15 contains a true and complete list of all Permits and all such Permits are in full force and effect. No proceeding is pending or, to the Company's Knowledge, threatened looking toward the revocation, suspension or limitation of any Permit. The consummation of the transactions contemplated by this Agreement will not result in the revocation, suspension or limitation of any Permit, and except as set forth on Schedule 2.15, no Permit will require the consent of its issuing authority to or as a result of the consummation of the transactions contemplated hereby.

3.16 Regulatory Filings.

The Company has made all required registrations and filings with and submissions to all applicable Governmental Entities relating to the operations of the Company as currently conducted, and as proposed to be conducted, including, without limitation, all such applicable Governmental Entities having jurisdiction over any matters pertaining to conservation or protection of the environment, and the treatment, discharge, use, handling, storage or production, or disposal of Hazardous Materials. All such registrations, filings and submissions were in compliance, in all material respects, with all Legal Requirements (including all Environmental Laws) and other requirements when filed, no material deficiencies have been asserted by any such applicable Governmental Entities with respect to such registrations, filings or submissions and, to the Knowledge of the Company, no facts or circumstances exist which would indicate that a material deficiency may be asserted by any such authority with respect to any such registration, filing or submission.

3.17 Consents.

All consents, authorizations and approvals of any Person to or as a result of the consummation of the transactions contemplated hereby that are necessary or advisable in connection with the operations and business of the Company as currently conducted and as proposed to be conducted, have been lawfully and validly obtained by the Company, except as described in Schedules 2.02, 2.05(d), 2.09(a) and 2.15 hereto.

3.18 Material Contracts; No Defaults.

(a) Schedule 2.18(a) contains a true and complete list and description of each individual sales order and sales contract of the Company having an indicated gross value in excess of US$10,000 or having a term or duration in excess of three months as of the date hereof. All outstanding sales orders and sales contracts of the Company have been entered into in the Ordinary Course. Except as described in Schedule 2.18(a), as of the date hereof, the Company has not received any advance, progress payment or deposit in respect of any sales order or sales contract, and the Company has no sales order or sales contract that will result, upon completion or performance thereof, in gross margins materially lower than those normally experienced by the Company for the services or products covered by such sales order or sales contract.

(b) Schedule 2.18(b) contains a true and complete list and description of all purchase orders and purchase commitments of the Company having a gross indicated value in excess of US$10,000 in the aggregate from any single supplier or other vendor as of the date hereof. All outstanding purchase orders and purchase commitments of the Company have been incurred in the Ordinary Course.

(c) Schedule 2.18(c) contains a true and complete list of all sales agency, sales representative and similar contracts or agreements of the Company as of the date hereof. Except as described in Schedule 2.18(c), all of such contracts and agreements are terminable at any time by the Company without penalty upon not more than 30 days' notice.

(d) Schedule 2.18(d) contains a true and complete list and description of all non-competition agreements and covenants under which the Company, or, to the Knowledge of the Company, any of the Company's officers or key employees is obligated. Except as described in Schedule 2.18(d), the Company is not restricted by any agreement from carrying on its Business or engaging in any other activity anywhere in the world (including relocating, closing, or terminating any of its operations or facilities), and, to the knowledge of the Company, no such officer or key employee is a party to or otherwise bound or affected by any agreement, covenant or other arrangement or understanding that would restrict or impair his ability to perform diligently his other duties to the Company. Schedule 2.18(d) also contains a true and complete list and description of all non-competition agreements or covenants in favour of the Company.

(e) Schedule 2.18(e) contains a true and complete list and description as of the date hereof of all other material contracts, agreements, understandings, arrangements and commitments, written or oral, of the Company by which it or its properties, rights or assets are bound that are not otherwise disclosed in this Agreement or the Schedules hereto. True and complete copies of such written contracts, agreements, understandings, arrangements and commitments and true and complete summaries of such oral contracts, agreements, understandings, arrangements and commitments have been delivered to the Buyer heretofore. For the purposes of this Section 2.18(e), "material" means any contract, agreement, understanding, arrangement or commitment that (i) involves payments or receipts by the Company in excess of US$10,000, (ii) involves capital expenditures in excess of US$10,000, or (iii) to the Company's Knowlege, otherwise materially affects the Company.

(f) Except as described in Schedule 2.18(f):

(i) each agreement, contract, arrangement or commitment described above in this Section 2.18 is, and after the Closing on identical terms will be, legal, valid, binding, enforceable and in full force and effect except those contracts that expire or terminate by their terms prior to Closing and except as the validity and enforceability may be affected by bankruptcy laws and laws otherwise affecting the rights and remedies of creditors and debtors;

(ii) no event or condition has occurred, constitutes, with notice or the passage of time, or both, or would constitute a default or a basis of force majeure or other claim of excusable delay, termination, non-performance or accelerated or increased rights by the Company or any other Person under any contract, agreement, arrangement, commitment or other written or oral, described above in this Section 2.18 or otherwise disclosed pursuant to this Agreement on any Schedule hereto that is material to the Business of the Company; and

(iii) to the Company's Knowledge, no Person with whom the Company has such a contract, agreement, arrangement, commitment or other understanding is in default thereunder or has failed to perform fully thereunder by reason of force majeure or other claim of excusable delay, termination or non-performance thereunder.

3.19 Absence of Certain Changes.

Other than in connection with the entry into the agreements and transactions contemplated hereby and as disclosed in this Agreement, since the date of the Balance Sheet (or except where specified, since the date hereof) and through the date hereof, except as disclosed in Schedule 2.19, the Company has not: (a) incurred any debts, obligations or liabilities (absolute, accrued, contingent or otherwise), other than (i) current liabilities incurred in the Ordinary Course which individually or in the aggregate, are not material to the business or financial condition of the Company or (ii) short-term loans intended to provide or extend financing until the Closing; (b) subjected to or permitted a Lien upon or otherwise encumbered any of its assets, tangible or intangible; (c) sold, transferred, licensed or leased any of its material assets or properties except in the Ordinary Course; (d) discharged or satisfied any Lien other than a Lien securing, or paid any obligation or liability other than, current liabilities shown on the Balance sheet and current liabilities incurred since the Balance Sheet date, in each case in the Ordinary Course; (e) cancelled or compromised any material debt owed to or by or claim of or against it, or waived or released any right of material value other than in the Ordinary Course; (f) suffered any material physical damage, destruction or loss (whether or not covered by insurance); (g) entered into any transaction or otherwise committed or obligated itself to any capital expenditure other than (A) in the Ordinary Course, or (B) involving less than US$10,000 in any one case or US$50,000 in the aggregate; (h) made or suffered any change in its properties or operations other than changes, events or conditions in the Ordinary Course, none of which (individually or in the aggregate) has had or may have a Material Adverse Effect on the Company; (i) made any material change in the accounting principles, methods, records or practices followed by it or depreciation or amortization policies or rates theretofore adopted; (j) other than in the Ordinary Course, made or suffered any amendment or termination of any material contract, agreement, lease or license to which it is a party; (k) paid, or made any accrual or arrangement for payment of, any severance or termination pay to, or entered into any employment or loan or loan guarantee agreement with, any current or former officer or director; (l) paid, or made any accrual or arrangement for payment of, any increase in compensation, bonuses or special compensation of any kind to any employee other than pursuant to an agreement disclosed on Schedule 2.20(a) or Schedule 2.20(b) or other than in the Ordinary Course, or paid, or made any accrual or arrangement for payment of, any increase in compensation, bonuses or special compensation of any kind to any officer or director of the Company or any consultant to the Company; (m) made or agreed to make any charitable contributions or incurred any non-business expenses; (n) changed or suffered change in any plan or collective bargaining agreement affecting any employee of the Company otherwise than to conform to Legal Requirements; (o) entered into any agreement or otherwise obligated itself to do any of the foregoing; or (p) acquired any item of tangible personal property having a cost or fair market value in excess of US$10,000 outside of the Ordinary Course (other than personal property held by the Company as lessee under a personal property lease).

3.20 Employees and Labour Matters.

(a) Schedule 2.20(a) contains a true and complete list of all employees of the Company as of the date hereof, together with details regarding annual, hourly and other applicable rules of compensation, bonus entitlement, if any, length of service, job title and a description of applicable benefits. Schedule 2.20(a) also contains a true and complete list of contracts, agreements, plans, arrangements, commitments and understandings (formal and informal) pertaining to terms of employment, compensation, bonuses, profit sharing, stock purchases, stock repurchases, stock options, commissions, incentives, loans or loan guarantees, severance pay or benefits, use of the Company's property and related matters of the Company with any current or former officer, director, key employee or consultant.

(b) Schedule 2.20(b) contains a true and complete list of all labour, collective bargaining, union and similar agreements under or by which the Company is obligated.

(c) To the Company's Knowledge, except for the employment and labour agreements listed on Schedules 2.20(a) and 2.20(b), none of the Buyer nor the Company will have any responsibility for continuing any person in the employ (or retaining any person as a consultant) of the Company from and after the Closing or have any liability for any severance payments to or similar arrangements with any such Person who shall cease to be an employee of the Company, as applicable at or prior to the Closing.

(d) There is not occurring or, to the Company's Knowledge, threatened, any strike, slow down, picket, work stoppage or other concerted action by any union or other group of employees or other persons against the Company or their premises or products. To the Company's Knowledge no union or other labour organization has attempted to organize any of the employees of the Company.

(e) The Company has substantially complied, in all material respects, with all Legal Requirements relating to employment and labour or has cured any previously existing lack of compliance, and no facts or circumstances exist that could reasonably be expected to substantiate a viable claim for wrongful termination by any current or former employee of the Company or against the Company.

3.21 Affiliations.

Except as disclosed on Schedule 2.21 and except for the ownership of securities representing less than a 2% equity interest in various publicly traded companies, to the Company's Knowledge, no officer or director of the Company or any Affiliate of the Company or any of such Persons has, directly or indirectly, (a) an interest in any Person that (i) furnishes or sells, or proposes to furnish or sell, services or products that are furnished or sold by the Company, or (ii) purchases from or sells or furnishes to, or proposes to purchase from or sell or furnish to, the Company any goods or services, or (b) a beneficial interest in any contract or agreement to which the Company is a party or by which the Company or any of the assets of the Company are bound or affected.

3.22 Principal Customers and Suppliers.

(a) Schedule 2.22(a) contains a true and complete list of the name and address of each customer that purchased in excess of 10% of the sales of goods or services of the Company during the twelve months ended on the date of the Balance Sheet, and since that date no such customer has terminated its relationship with or materially curtailed its purchases from the Company or indicated in writing (for any reason) to the Company its intention so to terminate its relationship or materially curtail its purchases.

(b) Schedule 2.22(b) contains a true and complete list of each supplier from whom the Company purchased in excess of 10% of the purchases of goods or services of the Company during the twelve months ended on the date of the Balance Sheet, and since that date no such supplier has terminated its relationship with or materially curtailed its accommodations, sales or services to the Company or indicated (for any reason) to the Company its intention to terminate such relationship or materially curtail its accommodations, sales or services.

3.23 Warranty Liability.

Schedule 2.23 contains a true and complete description of (a) all material express warranties granted or made with respect to services rendered or goods sold by the Company in the past three years and (b) the aggregate liability of the Company related to such warranties for each of the last three calendar years.

3.24 Brokers' Fees.

Except as set forth on Schedule 2.24, no broker, finder or similar agent has been employed by or on behalf of the Company in connection with this Agreement or the transactions contemplated hereby. The Company has not entered into any agreement or understanding of any kind with any person or entity for the payment of any brokerage commission, finder's fee or any similar compensation in connection with this Agreement or the transactions contemplated hereby.

3.25 Environmental Matters.

The Company is, and at all times has been, in full compliance with, and has not been in violation of or liable under, any Environmental Law (as defined below) such that non-compliance or violation would reasonably be expected to have a Material Adverse Effect on the Company or the Surviving Corporation. The Company has no basis to expect, nor have it received, any actual or threatened order, notice or other communication from any governmental agency, office or body, or any private citizen, acting in the public interest, or the current or prior owner or operator of any building in which the Company transacts business, of any actual or potential violations or failure to comply with any Environmental Law. For purposes of this Agreement, the term "Environmental Law" shall mean any legal requirement that requires or relates to: (a) advising appropriate authorities, employees and/or the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits or other prohibitions, and the commencement of activities, such as resource extraction or construction, that could have a significant impact on the environment; (b) preventing or reducing to acceptable levels the release or existence of pollutants or hazardous materials or substances in the environment; (c) reducing the quantities, preventing the release or minimizing the hazardous characteristics of wastes that are generated; (d) assuring that products are designed, formulated, packaged and used so that they do not present unreasonable risks to human health or the environment when used or disposed of; (e) protecting resources, species or ecological amenities; (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants or other potentially harmful substances; (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or (h) making responsible parties pay private parties or groups of private parties for damages done to their health or the environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public property or assets. None of the operations of the Company involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state, local or foreign equivalent.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer and Merger Sub hereby, jointly and severally, represent and warrant, except as set forth in the Schedules referenced herein:

4.01 Organization, Power and Authority of the Buyer.

The Buyer has been duly organized and exists as a corporation in good standing under the laws of the State of Nevada with full power and authority (corporate and other) to own and lease its properties and to conduct its business as currently conducted. The Buyer has no Subsidiaries other than Merger Sub and does not own or control, nor does it have any other equity investment or other interest in, directly or indirectly, any corporation, joint venture, partnership, association or other Person.

4.02 Organization, Power and Authority of Merger Sub.

Merger Sub has been duly organized and is existing as a corporation in good standing under the laws of the State of Indiana with full power and authority (corporate and other) to own and lease its properties and to conduct its business as currently conducted. Merger Sub has no Subsidiaries and does not own or control, nor does it have any other equity investment or other interest in, directly or indirectly, any corporation, joint venture, partnership, association or other Person.

4.03 Authorization.

Each of the Buyer and Merger Sub has the corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations under this Agreement. The execution and delivery by each of the Buyer and Merger Sub of this Agreement, and the consummation by each of them of the transactions contemplated hereby, have been duly authorized by all necessary corporate action by each of the Buyer and Merger Sub. This Agreement, upon its execution and delivery by each of Buyer and Merger Sub, will constitute the legal, valid and binding obligation of each of Buyer and Merger Sub, enforceable against each of Buyer and Merger Sub in accordance with its terms except as limited by general principals of equity and subject to bankruptcy and other laws governing the rights or remedies of creditors and debtors.

4.04 Capitalization.

The authorized capital stock of the Buyer consists solely of shares of the Buyer Common Shares, of which, as of December 29, 2008, 43,967,007 shares were issued and outstanding. All of the issued and outstanding shares of Buyer Common Shares are duly authorized, validly issued, fully paid, non-assessable, and free of all pre-emptive rights. All of the Merger Shares to be issued pursuant to this Agreement, when issued in accordance with this Agreement, will be duly authorized, validly issued, fully paid, non-assessable, free of all pre-emptive rights. The authorized capital stock of Merger Sub consists solely of 10,000 shares of common stock, of which one share of common shares is, and on the Closing Date will be, issued and outstanding. All of the issued and outstanding shares of capital stock of Merger Sub are, and on the Closing Date will be, owned beneficially and of record by Buyer.

4.05 Brokers' Fees.

Except as set forth on Schedule 3.05, no broker, finder or similar agent has been employed by or on behalf of Buyer or Merger Sub in connection with this Agreement or the transactions contemplated hereby, and neither the Buyer nor Merger Sub have entered into any agreement or understanding of any kind with any person or entity for the payment of any brokerage commission, finder's fee or any similar compensation in connection with this Agreement or the transactions contemplated hereby. .

4.06 Interim Operation of Merger Sub; Merger Sub's Assets.

Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has engaged in no business activities other than as contemplated by this Agreement. Merger Sub has and on the Closing Date shall have no assets, obligations or liabilities other than its rights and obligations under this Agreement.

4.07 Active Business.

The Buyer, either directly or through its Subsidiaries, is not and has not been engaged in an active trade or business (other than previous exploration work) inside or outside the United States for two years prior to the Closing Date.

4.08 Securities Law.

(a) The Merger Shares will be issued in such a manner as to be exempt from the prospectus and registration requirements of applicable Legal Requirements of Canada and the United States and will be subject to restrictions on resale in Canada and of the United States.

(b) None of the securities regulatory authorities in Canada or the SEC or any similar regulatory authority or any other jurisdiction has issued any order preventing or suspending trading in any securities of the Buyer which is currently in effect.

(c) The issued and outstanding shares of Buyer Common Stock are not listed and posted for trading on any stock exchange in Canada or the United States.

4.09 Judgments; Litigation.

(a) There is no (i) outstanding judgment, order, decree, award, stipulation, injunction of any Governmental Entity or arbitrator against or affecting Buyer or Merger Sub or their properties, assets or business or (ii) Action outstanding, or to the Buyer's Knowledge, threatened against the Buyer or Merger Sub or their properties, assets or business.

(b) There is no (i) outstanding judgment, order, decree, award, stipulation, injunction of any Governmental Entity or arbitrator against or affecting any officer, director or employee of the Buyer or Merger Sub relating to the Buyer or Merger Sub; (ii) to the Buyer's Knowledge, Action threatened against the Buyer or Merger Sub or their properties or assets or business; (iii) Action outstanding or, to the Buyer's Knowledge, threatened against the Buyer's or Merger Sub's officers, directors or employees relating to the Buyer or Merger Sub; and (iv) the Buyer has no knowledge of the basis for the institution of any Action against the Buyer or Merger Sub or any of their officers, directors, employees, properties or assets which, if decided adversely, could reasonably be anticipated to have a Material Adverse Effect on the Buyer.

4.10 Compliance with Law.

Through and including the date hereof, Buyer and Merger Sub (a) have to their Knowledge not violated, have not conducted their respective business or operations in violation of, and have not used or occupied their respective properties or assets in violation of, any Legal Requirement, where such violation would reasonably be expected to have a Material Adverse Effect on the Buyer or Merger Sub, and (b) have not received any written notice from any Governmental Entity of any alleged violation of, nor any citation for non-compliance with, any Legal Requirement, where such violation would reasonably be expected to have a Material Adverse Effect on the Buyer or Merger Sub.

4.11 Consents.

All consents, authorizations and approvals of any Person to or as a result of the consummation of the transactions contemplated hereby that are necessary or advisable in connection with the operations and business of the Buyer or Merger Sub as currently conducted and as proposed to be conducted, have been lawfully and validly obtained by the Buyer or Merger Sub, except where the failure to obtain or have any such consents, authorizations and approvals would not reasonably be expected to have a Material Adverse Effect on the Buyer.

4.12 No Conflicts.

Except as set forth on Schedule 3.12, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (a) result in a breach or violation of any term or provision of, or constitute a default under (with or without notice or passage of time, or both), or otherwise give any Person a basis for accelerated or increased rights or termination or non-performance under, any material indenture, mortgage, deed of trust, loan or credit agreement, lease, license or other material agreement or instrument to which the Buyer is a party or by which the Buyer is bound or affected or to which any of the property or assets of the Buyer is bound or affected, (b) result in the violation of the provisions of the Certificate of Incorporation or Bylaws of the Buyer or any material Legal Requirement applicable to or binding upon the Buyer, (c) result in the creation or imposition of any Lien, upon any property or asset of the Buyer, or (d) otherwise materially adversely affect the contractual or other legal rights or privileges of the Buyer. Schedule 3.12 sets forth a list of all material agreements to which the Buyer is a party or by which it or its material assets are bound requiring the consent of any party thereto to any of the transactions contemplated hereby.

4.13 Financial Statements.

The Buyer's financial statements for the year ended June 30, 2008 are set out in the Company's Form 10-KSB for the year ended June 30, 2008 filed with the SEC and the Company's financial statements for the three months ended September 30, 2008 are set out in the Company's Form 10-Q filed November 18, 2008 (the "Buyer Financial Statements"). The Buyer Financial Statements present fairly in all material respects the financial condition of the Buyer as of the dates indicated therein and the results of operations and changes in financial position of the Buyer for the periods specified therein, have been prepared in all material respects in conformity with United States GAAP applied on a consistent basis throughout the periods indicated, and have been derived from the accounting records of the Buyer representing only actual, bona fide transactions.

4.14 Banking and Insurance.

Schedule 3.14 contains a true and complete list of the names and locations of all financial institutions at which the Buyer or Merger Sub maintains a checking account, deposit account, securities account, safety deposit box or other deposit or safekeeping arrangement, the numbers or other identification of all such accounts and arrangements and the names of all persons authorized to draw against any funds therein.

4.15 Indebtedness.

(a) Other than as set forth on Schedule 3.15, the Buyer and Merger Sub do not have any liability or obligation for Indebtedness other than (i) as set forth in the Buyer's balance sheet set out in the Buyer Financial Statements (the "Buyer Balance Sheet"), and (ii) those incurred in connection with this Agreement, and true and complete copies of all instruments and documents evidencing, creating, securing or otherwise relating to such Indebtedness have been delivered to the Buyer heretofore. Except as described in Schedule 3.15, no event has occurred and no condition has become known to Buyer (including the transactions contemplated hereby) that constitutes or, with notice or passage of time, or both, would constitute a default or a basis of force majeure or other claim of accelerated or increased rights, termination, excusable delay or non-performance by the Buyer, or any other Person under any instrument or document relating to or evidencing Indebtedness that would entitle any Person to require the Buyer to pay any portion of the principal amount of such Indebtedness prior to the scheduled maturity thereof. Except as described in Schedule 2.09(a), no instrument or document evidencing, creating, securing or otherwise relating to Indebtedness will or purports to require the consent of any Person to or as a result of the consummation of the transactions contemplated by this Agreement. There are not now and there will not be at Closing any outstanding Convertible Debt Instruments or any outstanding options or other rights to acquire Common Shares except in connection with the Private Placement or as set out in the Buyer Financial Statements.

(b) Schedule 3.15(b) contains a list and brief description of all agreements or instruments pursuant to which any of the Buyer's directors, employees or Shareholders have guaranteed any Indebtedness of the Buyer (the "Buyer Guarantees"). True and complete copies of all Buyer Guaranties have been delivered to the Buyer heretofore.

4.16 Income and Other Taxes.

Except as set forth on Schedule 3.16:

(a) All Tax Returns required to be filed through and including the date hereof in connection with the operations of the Buyer are true, complete and correct in all material respects and have been properly and timely filed or Buyer has paid all penalties, fines and interest related to such late filing. The Buyer has not requested any extension of time within which to file any Tax Return, which Tax Return has not since been timely filed or is not yet due. The Buyer has made available to the Company true, correct and complete copies of each Tax Return of the Buyer with respect to the past three taxable years, and all reports of, and communications from, any Governmental Entities relating to such period. The Buyer has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of income Taxes for federal income tax purposes within the meaning of Code Section 6662.

(b) All Taxes required to be paid or withheld and deposited through and including the date hereof in connection with the operations of the Buyer have been duly and timely paid or deposited by the Buyer. The Buyer has properly withheld or collected all amounts required by law for income Taxes and employment Taxes relating to its employees, creditors, independent contractors and other third parties, and for Taxes on sales, and has properly and timely remitted such withheld or collected amounts to the appropriate Governmental Entity.

(c) The Buyer has made adequate provision on its books of account for all Taxes with respect to its business, properties and operations through the balance sheet date, and the accruals for Taxes in the Buyer Balance Sheet are adequate to cover all liabilities for Taxes of the Buyer for all periods ending on or before the Balance Sheet Date.

(d) The Buyer has not heretofore (i) had a tax deficiency proposed, asserted or assessed against it, (ii) executed any waiver of any statute of limitations on the assessment or collection of any Taxes or (iii) been delinquent in the payment of any Taxes.

(e) As of the date hereof, no Tax Return of the Buyer has been audited or the subject of other Action by any Governmental Entity. The Buyer has not received any notice from any Governmental Entity of any pending examination or any proposed deficiency, addition, assessment, demand for payment or adjustment relating to or affecting the Buyer or its assets or properties and the Buyer has no reason to believe that any Governmental Entity may assess (or threaten to assess) any Taxes for any periods ending on or prior to the Closing Date.

4.17 No Undisclosed Liabilities.

Except (a) to the extent set forth or provided for in the Buyer Balance Sheet, (b) as set forth on Schedule 3.17 or (c) those incurred by the Company in connection with the execution of this Agreement, as of the date hereof the Buyer does not have any material liabilities, whether accrued, absolute, contingent or otherwise, whether due or to become due and whether the amounts thereof are readily ascertainable or not, or any unrealized or anticipated losses from any commitments of a contractual nature, including Taxes with respect to or based upon the transactions or events occurring at or prior to the Closing.

4.18 Regulatory Filings.

The Buyer has made all filings required to be made with the SEC under the Securities Act of 1934, as amended (the "Exchange Act"), and is a "shell company" pursuant to Rule 12b-2 of the Exchange Act.

4.19 Employee Benefit Plans.

Buyer and Merger Sub do not now have, have never had, and will not on the Closing Date have any employee benefit plans, any plan or benefit system or scheme covered or regulated by ERISA or covered or regulated by any analogous or similar Legal Requirement in effect in Canada or any province thereof.

4.20 Employees and Labour Matters.

Buyer does not have any employees, other than its officers.

4.21 Environmental Matters.

Buyer does not have, and in the past has not had, any material operations.

4.22 Buyer Assets.

The Buyer does not and at the Effective Time will not own any assets except (a) its interest in Merger Sub, (b) its rights under this Agreement, and (c) the cash identified on the Buyer Balance Sheet.

ARTICLE 5
CONDITIONS TO CONSUMMATION OF MERGER

5.01 Conditions to Each Party's Obligations.

The respective obligations of each party to effect the transactions contemplated hereby are subject to the fulfillment or waiver at or prior to the Effective Date of the following conditions:

(a) There shall have been no law, statute, rule or regulation, domestic or foreign, enacted or promulgated which would prohibit or make illegal the consummation of the transactions contemplated hereby.

(b) This Agreement and all of the transactions contemplated hereby shall have been duly authorized by the Boards of Directors of the Company, the Buyer and Merger Sub. The Merger and this Agreement shall have been approved by the Shareholders of the Company as required at the Special Meeting.

(c) There shall not be threatened, instituted or pending any Action or proceeding before any court or governmental authority or agency (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions, (ii) seeking to prohibit direct or indirect ownership or operation by the Buyer or Merger Sub of all or a material portion of the business or assets of the Company, or to compel the Buyer or Merger Sub or any of their respective subsidiaries or the Company to dispose of or to hold separately all or a material portion of the business or assets of the Buyer or of the Company, as a result of the transactions contemplated hereby, (iii) seeking to invalidate or render unenforceable any material provision of this Agreement or any of the other agreements attached as exhibits hereto or contemplated hereby or (iv) otherwise relating to and having a Material Adverse Effect upon the transactions contemplated hereby.

(d) There shall not be any action taken, or any statute, rule, regulation, judgment, order or injunction contemplated, enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby, by any federal, state or other court, government or governmental authority or agency, that would reasonably be expected to result, directly or indirectly, in any of the consequences referred to in Section 4.01(c).

(e) There shall be available exemptions from the registration requirements of the Securities Act and all applicable blue sky laws for the offer and issuance of the Merger Shares pursuant to the Merger.

(f) The Board of Directors of the Buyer shall have approved of the issuance by the Buyer to the order and direction of the Shareholders of the Company of the Merger Shares, the Loan Shares and the Shares for Debt, and, in addition, such Board of Directors having also approved and received any required notice of:

(i) the Loan by the Buyer and/or Lenders to the Company of not less than the Principal Sum of $300,000;

(ii) the issuance by the Buyer to the Company's Creditors of the Shares For Debt, if any;

(iii) the change in board of directors and officers of the Buyer;

(iv) the Private Placement, if any; and

(v) such other matters as may be agreed to as between the parties hereto prior the completion of the transactions contemplated by this Agreement.

5.02 Conditions to Obligations of the Buyer and Merger Sub.

Notwithstanding any other provision of this Agreement, the obligations of the Buyer and Merger Sub to consummate the Merger and the other transactions contemplated hereby shall be subject to the satisfaction or waiver, at or prior to the Effective Date, of the following conditions:

(a) The Company shall have delivered to the Buyer financial statements for any interim quarterly periods subsequent to the closing date of the Balance Sheet and pro forma statements evidencing the financial and operational performance of the Company.

(b) Since the date of this Agreement, the Company shall have continued to conduct its operations in accordance with the provisions of Article 6.

(c) The representations and warranties of the Company contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time, in all respects (in the case of any representation containing any materiality qualification) or in all material respects (in the case of any representation without any materiality qualification) as if made on the Closing Date. The Company shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Effective Date.

(d) The Company shall have obtained all consents and approvals necessary to consummate the transactions contemplated by this Agreement, including without limitation, those set forth on Schedule 2.02, in order that the transactions contemplated herein not constitute a breach or violation of, or result in a right of termination or acceleration of, or creation of any encumbrance on any of the Company's assets pursuant to the provisions of, any agreement, arrangement or undertaking of or affecting the Company or any license, franchise or permit of or affecting the Company except as provided in this Agreement.

(e) The Company shall have received from a majority of its Shareholders, in a form acceptable to the Buyer in its sole discretion, a waiver of their respective dissenters' rights. A copy of such waivers shall be provided to the Buyer at or prior to the Closing.

(f) The Company shall have furnished to the Buyer a certificate of the Chief Executive Officer or the Chief Financial Officer of the Company, dated as of the Effective Date, in which such officer shall certify that, to his best knowledge, the conditions set forth in Sections 4.02(a), (b), (c) and (d) have been fulfilled.

(g) The Company shall have executed the Articles of Merger.

(h) The Company Voting Agreements, Loan Agreement and Debt Conversion Agreement shall have been executed and delivered.

(i) The Company shall have furnished to the Buyer (i) copies of the text of the resolutions by which the corporate action on the part of the Company necessary to approve this Agreement, the Articles of Merger and the transactions contemplated hereby and thereby were taken, (ii) a copy of the Company's articles of incorporation, certified by the Secretary of State of Indiana and one or more certificates from the Secretary of State of Indiana and any other jurisdictions evidencing the good standing of the Company in such jurisdictions in which it transacts business, and (iii) a certificate dated as of the Effective Date executed on behalf of the Company by its corporate secretary or one of its assistant corporate secretaries certifying to the Buyer that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded, and certifying that the certified copy of the Company's certificate of incorporation is true, correct and complete as received from such governmental office, and attaching and certifying the Company's bylaws to be true, correct and complete.

(j) The Company shall have made all filings with, any securities regulatory authority from whom any such authorization, approval or other action is required to be obtained or to be made in connection with the transactions contemplated herein, and all such authorizations, approvals and other actions shall be in full force and effect and all such filings shall have been accepted and the Company shall be in compliance with, and has not committed any breach of, any securities laws, regulations or policies of any securities regulatory authority to which the Company may be subject.

(k) All matters which, in the reasonable opinion of counsel for the Buyer, are material in connection with the transactions contemplated by this Agreement shall be subject to the favourable opinion of such counsel, and all relevant records and information shall be supplied to such counsel for that purpose.

(l) No material loss or destruction of or damage to either of the Company, any of its assets, any of the Company's business or the Company Common Shares shall have occurred.

(m) No Action or proceeding at law or in equity shall be pending or threatened by any person, company, firm, governmental authority, regulatory body or agency to enjoin or prohibit:

(i) the purchase or transfer of any of the Company Common Shares contemplated by this Agreement or the right of the Company to dispose of any of the Company Common Shares; or

(ii) the right of the Company to conduct its operations and carry on, in the normal course, its business and operations as it has carried on in the past.

(n) The delivery to the Buyer by the Company, on a confidential basis, of all remaining material documentation and information and including, without limitation, updated Schedules hereto and:

(i) a copy of all material contracts, agreements, reports and information of any nature respecting the Company, its assets and business; and

(ii) details of any lawsuits, claims or potential claims relating to either of the Company, its assets, business or the Company Common Shares of which the Company is aware and the Buyer is unaware.

(o) The delivery to the Buyer by the Company of such security and supporting documentation and instruments respecting the granting by the Buyer to the Company of the Loan as the Buyer's solicitors may reasonably require;

(p) an acceptable form of final Release respecting any and all claims which either of such parties had, or may have had, against any such other party.

(q) The delivery to the Buyer by the Company of an acceptable form of final Release respecting any and all claims which either of such parties had, or may have had, against any such other party.

(r) The completion by the Buyer and its professional advisors of a due diligence and operations review of both the Company's business and the operations of the Company together with the transferability of the Company Common Shares as contemplated by this Agreement.

(s) A certified copy of an ordinary resolution of the shareholders of the Company approving the terms and conditions of this Agreement and the transactions contemplated hereby, or of the Shareholders of the Company holding over 50% of the issued shares of the Company providing written consent resolutions evidencing their approval to the terms and conditions of this Agreement and all of the transactions contemplated hereby, together with certification of any required notice to all Shareholders of the Company of such written consent resolutions, shall be executed and delivered.

(t) Certificate(s) representing the Company Common Shares registered in the name of the Shareholders of the Company, duly endorsed for transfer to the Buyer or irrevocable stock powers transferring the Company Common Shares to the Buyer, shall be delivered.

(u) A certificate representing the Company Common Shares registered in the name of the Buyer shall be delivered.

(v) A certified copy of the resolutions of the board of directors of the Company authorizing the transfer by the Shareholders of the Company to the Buyer of the Company Common Shares shall be delivered.

(w) Consents to act and similar documentation required in order to effect the change in Board of Directors and officers of the Buyer shall be delivered.

(x) A copy of all corporate records and books of account for the Company and its subsidiaries and including, without limiting the generality of the foregoing, a copy of all minute books, share register books, share certificate books and annual reports of the Company and its respective subsidiaries, shall be delivered.

(y) An opinion of counsel to the Company, dated as at the Closing Date, and addressed to the Buyer and its counsel, in form and substance satisfactory to each of the parties and their counsel, acting reasonably, respecting each of the matters material to the Merger contemplated hereby, shall be delivered.

(z) The Company shall have delivered to the Buyer such documents as may be reasonably requested by the Buyer or Merger Sub.

2.03 Conditions to Obligations of the Company.

Notwithstanding any other provision of this Agreement, the obligations of the Company to consummate the Merger and the other transactions contemplated hereby shall be subject to the satisfaction or waiver at or prior to the Effective Date, of the following conditions:

(a) The representations and warranties of the Buyer and Merger Sub contained in this Agreement shall be accurate as of the date of this Agreement and as of the Effective Time, in all respects (in the case of any representation containing any materiality qualification) or in all material respects (in the case of any representation without any materiality qualification). The Buyer and Merger Sub, respectively, shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by them hereunder at or prior to the Effective Date.

(b) The Buyer and Merger Sub shall have obtained all consents and approvals necessary to consummate the transactions contemplated by this Agreement, including without limitation those set forth on Schedule 2.02, in order that the transactions contemplated herein not constitute a breach or violation of, or result in a right of termination or acceleration of, or creation of any encumbrance on any of the Buyer's or Merger Sub's assets pursuant to the provisions of, any agreement, arrangement or undertaking of or affecting the Buyer or any license, franchise or permit of or affecting the Buyer.

(c) There shall be available exemptions from the registration requirements of the Securities Act and all applicable blue sky laws for the offer and issuance of the Merger Shares pursuant to the Merger. The Buyer and Merger Sub shall have obtained all authorizations, approvals and other actions by, and have made all filings with, any securities regulatory authority from whom any such authorization, approval or other action is required to be obtained or to be made in connection with the transactions contemplated herein, and all such authorizations, approvals and other actions are in full force and effect and all such filings have been accepted and the Buyer and Merger Sub are in compliance with, and have not committed any breach of, any securities laws, regulations or policies of any securities regulatory authority to which the Buyer and Merger Sub may be subject.

(d) Merger Sub shall have executed the Articles of Merger.

(e) The Buyer shall have furnished to the Company a certificate of the Chief Executive Officer and the Chief Financial Officer of the Buyer, dated as of the Effective Date, in which such officers shall certify that, to their best knowledge, the conditions set forth in Sections 4.03(a) and (b) have been fulfilled.

(f) The Buyer and Merger Sub shall have furnished to the Company (i) copies of the text of the resolutions by which the corporate action on the part of the Buyer and Merger Sub necessary to approve this Agreement and the Articles of Merger and the transactions contemplated hereby and thereby were taken, (ii) a copy of the certificate of incorporation of the Buyer and the Articles of Incorporation of Merger Sub, certified by the Secretary of State of Nevada and the Secretary of the State of Indiana, respectively, and one or more certificates from the Secretary of State of Nevada or Secretary of State of the State of Indiana, as the case may be, and any other jurisdictions, evidencing the good standing of the Buyer and Merger Sub in such jurisdictions in which it transacts business, and (iii) a certificate of the corporate secretary of the Buyer and Merger Sub dated as of the Effective Date certifying to the Company that copies of the resolution referred to in clause (i) above are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded, and certifying that the certificates furnished pursuant to clause (ii) above are true, correct and complete as received from such governmental offices, and attaching and certifying the Buyer's and Merger Sub's bylaws to be true, correct and complete.

(g) All matters which, in the opinion of counsel for the Company, are material in connection with the transactions contemplated by this Agreement shall be subject to the favourable opinion of such counsel, and all relevant records and information shall be supplied to such counsel for that purpose.

(h) No material loss or destruction of or damage to the Buyer shall have occurred.

(i) The Buyer shall have raised and delivered to the Company on behalf of itself and/or the Lenders and such Company Creditors who may subscribe directly for convertible loans of the Company, if any, funding of up to US$2,000,000.

(j) The completion by the Company, and by its professional advisors, of a due diligence and operations review of both the business and operations of the Company.

(k) The Buyer shall have obtained all authorizations, approvals and other actions by, and have made all filings with, any securities regulatory authority from whom any such authorization, approval or other action is required to be obtained or to be made in connection with the transactions contemplated herein, and all such authorizations, approvals and other actions are in full force and effect and all such filings have been accepted and the Buyer is in compliance with, and has not committed any breach of, any securities laws, regulations or policies of any securities regulatory authority to which the Buyer may be subject.

(l) Share certificates representing all of the Merger Shares issued and registered in the names of the Shareholders shall be delivered.

(m) Shares For Debt common share certificates representing all of the Shares For Debt issued to the Company's Creditors shall be delivered.

(n) Private Placement common share certificates representing the conversion of all of the Private Placement shares issued to Private Placement subscribers shall be delivered.

(o) A certified copy of the resolutions of the board of directors of the Buyer accepting the proposed change in board and officers of the Buyer shall be delivered.

(p) An opinion of counsel to the Buyer, dated as at the Closing Date, and addressed to the Company, the Shareholders and their counsel, in form and substance satisfactory to each of the parties and their counsel, acting reasonably, respecting each of the matters material to the Merger contemplated herein at Closing.

(q) The Release shall have been executed and delivered by the Buyer.

(r) The Buyer shall have delivered to the Company such documents as may be requested by the Company.

ARTICLE 6
COVENANTS OF THE COMPANY AND THE BUYER

6.01 Covenants of the Company and the Buyer.

During the period commencing on the date hereof and continuing through the Effective Date or the earlier termination of this Agreement, the Company and Buyer agree to:

(a) Use all commercially reasonable efforts to comply promptly with all requirements that applicable Legal Requirements impose upon it with respect to the transactions contemplated by this Agreement, and shall cooperate promptly with, and furnish information to, the other party in connection with any such requirements imposed upon the other party or upon any of its Affiliates in connection therewith or herewith.

(b) Use its commercially reasonable efforts to obtain (and to cooperate with the other party in obtaining) any consent, authorization or approval of, or exemption by, any Person required to be obtained or made by the party in connection with the transactions contemplated by this Agreement.

(c) Use its commercially reasonable efforts to bring about the satisfaction of the conditions precedent to Closing set forth in Sections 4.01, 4.02, and 4.03 of this Agreement.

(d) Promptly advise the other party orally and, within three business days thereafter, in writing of any change in the Company's business or condition that has had or may have a Material Adverse Effect on the Company, Buyer, or Merger Sub, as the case may be; provided, however, that such notification, by itself, shall not constitute an admission that such change constitutes a Material Adverse Effect.

(e) Deliver to the other party prior to the Closing a written statement disclosing any untrue statement in this Agreement or any Exhibit, Annex or Schedule hereto (or supplement thereto) or document furnished pursuant hereto, promptly upon the discovery of such untrue statement or omission, accompanied by a written supplement to any Exhibit, Annex or Schedule to this Agreement that may be affected thereby; provided, however, that the disclosure of such untrue statement or omission shall not prevent the Buyer or the Company, as appropriate, from terminating this Agreement pursuant to Section 7.01(b) or (c), as applicable, at any time within five Business Days of receipt of such notification in respect of any original untrue or misleading statement which would give the Buyer or the Company the right not to complete the Merger. If the Buyer or the Company shall not terminate within such five day period, the Buyer or the Company shall be deemed to have waived its right to terminate this Agreement for such breach; provided, however, that such five Business Day period shall be tolled for up to 20 Business Days during the time a party is investigating such untrue statement or omission. The Company or the Buyer, as the case may be, shall cooperate with and provide to the other party all information reasonably requested by the requesting party to conduct such investigation.

6.02 Expenses.

Each party to this Agreement shall bear its own direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated hereby, including, without limitation, all legal fees and fees of any brokers, finders or similar agents.

6.03 Publicity; Confidentiality.

Without limiting any other provision of this Agreement, the Buyer and the Company will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, and agree on any press release or public statement with respect to this Agreement and the transactions contemplated hereby, including the Merger, and will not issue any such press release or make any such public statement prior to such consultation and agreement, except as may be required by law.

6.04 Further Assurances.

Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Legal Requirements or otherwise to consummate and make effective the transactions contemplated by this Agreement. The Company covenants and agrees to provide to the Buyer such documents and instruments, and to do such acts and things, as requested by the Buyer in connection with the filings required to be made by the Buyer with the SEC or any other Governmental Entity, both before and after the Effective Time of the Merger, in respect of the Merger.

6.05 Competing Offers; Merger or Liquidation.

(a) From the date hereof through the earlier to occur of the termination of this Agreement and the Effective Date: (i) the Company shall not, directly or indirectly, through any officer, director, agent or otherwise (A) encourage, solicit, respond to any solicitation or inquiry concerning, initiate, engage, or participate in any discussions or negotiations with any Person (other than the Buyer) concerning, any merger, consolidation, sale of material assets, tender offer, recapitalization, purchase or accumulation of Shares, proxy solicitation or other business combination involving the Company, or any division of the Company or (B) provide any non-public information concerning the business, properties or assets of the Company to any Person (other than the Buyer); (ii) the Company shall notify the Buyer of, and shall disclose to the Buyer the material details of, any inquiries after the date hereof of the nature described in the first sentence of this paragraph; and (iii) the Company will not engage any broker, financial advisor or other consultant on a basis which might provide such broker, financial advisor or consultant with an incentive to initiate or encourage proposals or offers from other parties with respect to the Company, the Company's Shares or the Company's assets or any interest therein.

6.06 Notification of Certain Matters.

From the date hereof through the earlier of the Closing or the termination of this Agreement, (a) the Company shall give prompt notice to the Buyer of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty made by the Company contained in this Agreement or in any Exhibit, Annex or Schedule hereto to be untrue or inaccurate in any material respect, or that has or would likely have a Material Adverse Effect on the Company and including, without limitation, any material acquisition or disposition of assets, and (ii) any failure of the Company or any of its Affiliates, or of any of their respective shareholders or representatives, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it in any material respect under this Agreement or any Exhibit, Annex or Schedule hereto, and (b) the Buyer shall give prompt notice to the Company of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of the Buyer contained in this Agreement or in any Annex or Schedule hereto to be untrue or inaccurate in any material respect, and (ii) any failure of the Buyer, or any of its Affiliates, or of any of its shareholders or representatives, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it in any material respect under this Agreement or any Annex or Schedule hereto. The foregoing notwithstanding any such disclosure by either party shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition. The Company shall promptly notify the Buyer of the commencement of any Action, or any development that occurs before the Closing that could reasonably be expected to have a Material Adverse Effect on the Company. The Buyer shall promptly notify the Company of the commencement of any Action, or any development that occurs before the Closing that could reasonably be anticipated in any way to have a Material Adverse Effect on the Buyer. In no event shall any notice delivered pursuant to this Section 6.06 by itself, be deemed to constitute an admission that the any representation or warranty is or will become false or that a Material Adverse Effect has occurred or will occur.

6.07 Governmental Filings.

Each party will use all reasonable efforts and will cooperate with the other party in the preparation and filing, as soon as practicable, of all filings, applications or other documents required under applicable laws, including but not limited to the United States Exchange Act of 1934, as amended, to consummate the transactions contemplated by this Agreement. Prior to submitting each filing, application, registration statement or other document with the applicable regulatory authority, each party will, to the extent practicable, provide the other party with a meaningful opportunity to review and comment on each such application, registration statement or other document to the extent permitted by applicable law. Each party will use all reasonable efforts and will cooperate with the other party in taking any other actions necessary to obtain such regulatory or other approvals and consents at the earliest practicable time, including participating in any required hearings or proceedings. Subject to the terms and conditions herein provided, each party will use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

6.08 Due Diligence; Access to Information; Confidentiality.

(a) Between the date hereof and the Effective Date, the Company shall afford to the Buyer and its authorized representatives the opportunity to conduct and complete a due diligence investigation of the Company as described herein. In light of the foregoing, the Company shall permit the Buyer full access on reasonable notice and at reasonable hours to its properties and shall disclose and make available (together with the right to copy) to the Buyer and its officers, employees, attorneys, accountants and other representatives, all books, papers and records relating to the assets, stock, properties, operations, obligations and liabilities of such party and its subsidiaries and including, without limitation, all books of account (including, without limitation, the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, bylaws, contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files (including, without limitation, legal research memoranda), attorney's audit response letters, documents relating to assets and title thereto (including without limitation abstracts, title insurance policies, surveys, environmental reports, opinions of title and other information relating to the real and personal property), plans affecting employees, securities transfer records and stockholder lists, and any books, papers and records relating to other assets or business activities in which such party may have a reasonable interest, and otherwise provide such assistance as is reasonably requested in order that each party may have a full opportunity to make such investigation and evaluation as it shall reasonably desire to make of the business and affairs of the other party; provided, however, that the foregoing rights granted to the Buyer shall, whether or not and regardless of the extent to which the same are exercised, in no way affect the nature or scope of the representations, warranties and covenants of the Company set forth herein.

(b) Prior to Closing and if, for any reason, the transactions contemplated by this Agreement are not consummated, neither the Buyer nor the Company nor any of their respective officers, employees, attorneys, accountants and other representatives shall disclose to third parties or otherwise use any confidential information received from the other party in the course of investigating, negotiating, and performing the transactions contemplated by this Agreement; provided, however, that nothing shall be deemed to be confidential information which:

(i) is known to the party receiving the information at the time of disclosure, unless any individual who knows the information is under an obligation to keep that information confidential;

(ii) becomes publicly known or available without the disclosure thereof by the party receiving the information in violation of this Agreement; or

(iii) is received by the party receiving the information from a third party not under an obligation to keep that information confidential.

This provision shall not prohibit the disclosure of information required to be made under federal or state securities laws, rules and regulations or by order of any federal, state or local regulatory agency or as otherwise required to be disclosed under applicable law. If any disclosure is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties.

6.09 Private Placement.

Each of the Company and the Buyer shall take all necessary action on its part such that the issuance of the Merger Shares to the Company's stockholders constitutes a valid "private placement" under the Securities Act. Without limiting the generality of the foregoing, the Buyer and the Company shall provide each Company shareholder with a stockholder qualification questionnaire and such other documents as may be required to comply with applicable law as provided by Buyer.

6.10 Monthly Financial Statements.

The Company covenants that prior to the Effective Time it will deliver to the Buyer an unaudited balance sheet and income statement (and such other statements, including pro forma statements as may be required by Buyer) as of and for (a) the one-month period ending the last day of each month subsequent to the date of this Agreement, which financial statements will be delivered within 15 days following the end of each such month, and (b) the three month period ending on the last day of each fiscal quarter, which quarterly financial statements will be delivered within 30 days following the end of each such quarter.

6.11 Business Plan

The Company shall deliver, or cause to be delivered to the Buyer prior to the Closing Date, an independent assessment report and business plan respecting the Company's business and assets together with such corporate and asset status reports and/or opinions respecting the Company's business and assets, as may be required by either the Buyer or any regulatory authority, prepared, at a minimum, in accordance with the applicable rules and reporting guidelines of the appropriate regulatory authorities.

6.12 Releases

At Closing, each of the Company and the Buyer will have executed and provided each other with an acceptable form of final release and indemnification respecting any and all claims which either of such parties have, or may have had, against any such other party prior to Closing (the "Release").

ARTICLE 7
CONDUCT OF BUSINESS PENDING CLOSING

During the period commencing on the date hereof and continuing through the earlier of the Closing Date or the termination of this Agreement, the Company and Buyer covenant and agree (except as expressly contemplated by this Agreement or to the extent that the Company or Buyer shall otherwise expressly consent in writing) that:

7.01 Ordinary Course.

The Company and Buyer shall conduct its business in, and only in, the Ordinary Course and shall preserve intact its current business organizations, use its commercially reasonable to keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and going business value shall be unimpaired at the Closing Date. The Company shall maintain its properties and assets in good condition and repair.

7.02 Organic Changes.

Except as contemplated by this Agreement, neither the Company nor Buyer shall (a) amend its articles of incorporation or bylaws (or equivalent documents), (b) acquire by merging or consolidating with, or agreeing to merge or consolidate with, or purchase substantially all of the stock or assets of, or otherwise acquire any business or any corporation, partnership, association or other business organization or division thereof, (c) enter into any partnership or joint venture, (d) declare, set aside, make or pay any dividend or other distribution in respect of its capital stock or purchase or redeem, directly or indirectly, any shares of its capital stock, (e) sell any shares of its capital stock or any options, warrants, conversion or other rights to purchase any such shares or any securities convertible into or exchangeable for such shares of capital stock (other than pursuant to the exercise of any right to acquire Shares existing on the date hereof and disclosed on the Schedules hereto), (f) liquidate or dissolve or obligate itself to do or (g) take any other action identified in Section 2.19, as applicable.

7.03 Indebtedness.

Neither the Company nor Buyer shall incur any Indebtedness, sell any debt securities or lend money to or guarantee the Indebtedness of any Person; provided, however, that the Company may secure additional bridge financing on terms approved by the Buyer.

7.04 Accounting.

Neither the Company nor Buyer shall make any change in the accounting principles, methods, records or practices followed by it or depreciation or amortization policies or rates theretofore adopted by it. The Company and Buyer shall maintain their books, records and accounts in accordance with United States GAAP.

7.05 Compliance with Legal Requirements.

The Company and Buyer shall comply promptly, in all material respects, with all requirements that applicable law may impose upon it and its operations and with respect to the transactions contemplated by this Agreement, and shall cooperate promptly with, and furnish information to, the other party in connection with any such requirements imposed upon the other party, or upon any of its affiliates, in connection therewith or herewith.

7.06 Disposition of Assets.

The Company shall not sell, transfer, license, lease or otherwise dispose of, or suffer or cause the encumbrance by any Lien upon any of, its material properties or assets, tangible or intangible, or any interest therein, other than the sale of inventory in the Ordinary Course.

7.07 Compensation.

The Company shall not (a) adopt or amend in any material respect any collective bargaining, bonus, profit-sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other plan, agreement, trust, fund or arrangement for the benefit of employees (whether or not legally binding) other than to comply with any Legal Requirement, or (b) pay, or make any accrual or arrangement for payment of, any increase in compensation, bonuses or special compensation of any kind, or any severance or termination pay to, or enter into any employment (other than an agreement terminable at will) or loan or loan guarantee agreement with, any current or former officer or director of the Company.

7.08 Modification or Breach of Agreements; New Agreements.

Except in the Ordinary Course, the Company shall not terminate or modify, or commit or cause or suffer to be committed any act that will result in a breach or violation of any material term of, or (with or without notice or passage of time, or both) constitute a default under or otherwise give any person a basis for non-performance under, any indenture, mortgage, deed of trust, loan or credit agreement, or other agreement, instrument, lease, license, arrangement or understanding, written or oral, disclosed in this Agreement or the Schedules hereto. The Company shall refrain from becoming a party to any contract or commitment other than in the Ordinary Course. The Company shall, in all material respects, meet all of its contractual obligations in accordance with their respective terms.

7.09 Capital Expenditures.

Except for capital expenditures or commitments necessary to maintain its properties and assets in good condition and repair (the amount of which shall not exceed US$5,000 in the aggregate) and except for the transactions described on Schedule 7.09, neither the Company nor Buyer shall purchase or enter into any contract to purchase any capital assets.

7.10 Maintain Insurance.

The Company shall use its reasonable commercial efforts to maintain all of its insurance policies in full force and effect (or obtain comparable replacement policies having terms no less favourable to the Company).

7.11 Discharge.

Neither the Company nor Buyer shall cancel, compromise, release or discharge any material claim of the Company or Buyer outside the Ordinary Course and without the consent of the Company or Buyer, as the case may be, upon or against any Person or waive any right of the Company or Buyer of material value.

7.12 Actions.

Neither the Company nor Buyer shall institute, settle or agree to settle any Action before any Governmental Entity; provided, however, that the foregoing shall not prohibit the Company or Buyer from taking any such action where the Company or Buyer reasonably believes exigent circumstances exist which require immediate action on the part of the Company or Buyer and of which the Company or Buyer give prompt notice in writing to the other.

7.13 Permits.

The Company shall use its reasonable commercial efforts to maintain in full force and effect, and comply in all material respects with, all Permits.

7.14 Tax Assessments and Audits.

The Company and Buyer shall furnish promptly to the other party a copy of all notices of proposed assessment or similar notices or reports that are received from any taxing authority and which relate to its operations for periods ending on or prior to the Closing Date. The Company and Buyer shall promptly inform the other of, and permit the participation by the other in, any investigation, audit or other proceeding by a Governmental Entity in connection with any Taxes, assessment, governmental charge or duty and shall not consent to any settlement or final determination in any proceeding without the prior written consent of the other.

7.15 Board Observation Rights.

The Company shall permit a representative of the Buyer (the "Observer") to attend all meetings of the Company's Board of Directors (the "Board") and all committees thereof (whether in person, telephonic or other) in a non-voting, observer capacity and shall provide to the Buyer, concurrently with the members of the Board, and in the same manner, notice of such meetings and a copy of all materials provided to such members. The Observer shall have the right to offer and provide input to, and communicate with, the Board in writing, orally, or otherwise. Notwithstanding the foregoing, the Company shall have the right to (a) exclude the Observer from those portions of Board meetings wherein this Agreement and the Merger or confidential proprietary information is discussed, and (b) not distribute materials to the Observer regarding this Agreement and the Merger or that contain confidential proprietary information. The Observer shall hold in trust and confidence and shall not use or disclose any confidential information provided to or learned by it in connection with its rights under this Section 6.15. The Observer shall execute a confidentiality agreement in form and substance satisfactory to the Company and its counsel.

7.16 Existing Asset Purchase Agreements

The notwithstanding anything in this Agreement to the contrary, the Company may exercise its rights and remedies and continue performing its obligations under the agreements described in Schedule 7.16.

ARTICLE 8
TERMINATION, AMENDMENT AND WAIVER

8.01 Termination.

This Agreement may be terminated at any time prior to the Closing:

(a) by mutual consent of the Buyer, Merger Sub and the Company;

(b) by the Company, on the one hand, or by the Buyer and the Merger Sub, on the other hand, by written notice to the other party or parties hereto if the Merger shall not have been consummated on or before the date which is 90 days after the date hereof (or such later date as the Buyer and the Company may agree in writing), provided that in the case of a termination under this clause, the party terminating this Agreement shall not then be in material breach of any of its obligations under this Agreement;

(c) by the Buyer and Merger Sub if: (i) there has been a material misrepresentation, breach of warranty or breach of covenant by the Company under this Agreement and such breach shall not have been cured, if susceptible to cure, within 20 Business Days of receipt by the Company of written notice of such breach; (ii) any of the conditions precedent to Closing set forth in Section 4.01 or 4.02 have not been met by the Company on the Closing Date, and, in each case, the Buyer is not then in material default of its obligations hereunder; or (iii) the Company or its officers, directors, employees or representatives have materially breached or violated the restrictions of Article 7; or

(d) by the Company if: (i) there has been a material misrepresentation, breach of warranty or breach of covenant by the Buyer or Merger Sub under this Agreement and such breach shall not have been cured, if susceptible to cure, within 20 Business Days of receipt by the Buyer of written notice of such breach; or (ii) any of the conditions precedent to Closing set forth in Section 4.01 or 4.03 have not been met on the Closing Date, and, in each case, the Company is not then in material default of its obligations hereunder.

8.02 Effect of Termination.

In the event of termination of this Agreement as provided in Section 7.01, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Buyer, Merger Sub or the Company or their respective officers, directors, stockholders or affiliates, except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties or covenants set forth in this Agreement; provided that, notwithstanding the above, (i) the provisions of Section 5.03, this Section 7.02 and Section 7.03 shall remain in full force and effect and survive any termination of this Agreement.

8.03 Expenses and Termination Fees.

(a) Subject to the terms of this Section 7.03, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisers, accountants and legal counsel) shall be paid by the party incurring such expense.

(b) If the Buyer terminates this Agreement pursuant to Section 7.01(c), the Company shall promptly pay to the Buyer a cash fee equal to US$10,000 by wire transfer of immediately available funds to an account designated in writing by the Buyer.

(c) If the Company terminates this Agreement pursuant to Section 7.01(d), the Buyer shall promptly pay to the Company a cash fee equal to US$10,000 by wire transfer of immediately available funds to an account designated in writing by the Company.

(d) The Company and the Buyer acknowledge that the agreements contained in this Section 7.03 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Company and the Buyer would not enter into this Agreement. The Company and the Buyer further agree that if the Company or the Buyer, as the case may be, fails to pay the fees required hereunder, and, in order to obtain such payment, the Company or the Buyer commences a suit against the other that results in a judgment against the Company or the Buyer, as the case may be, for such fees, the Company or the Buyer, as the case may be, shall pay to the other interest on such required fees from and including the date payment of the applicable fees ware originally due to (but excluding) the date of actual payment, at the prime rate of Bank of America, National Association in effect on the date such fee payment was originally required to be made.

ARTICLE 9
SURVIVAL, INDEMNIFICATION AND ARBITRATION

9.01 Survival.

The representations and warranties of the parties hereto contained in this Agreement or in any writing delivered pursuant hereto or at the Closing shall survive the execution and delivery of this Agreement and the Closing and the consummation of the transactions contemplated hereby (and any examination or investigation by or on behalf of any party hereto) until the date which is 18 months after the Closing Date (the "Survival Period"). Notwithstanding the foregoing, (a) any obligation in respect of a claim for indemnity as a result of a breach of any representation or warranty of any party that is asserted in writing with reasonable specificity as to the nature and, if then determinable, amount of the claim prior to the end of the Survival Period shall survive past such date until finally resolved or settled, and (b) any obligation in respect of a claim for indemnity as a result of a breach of a representation or warranty arising or resulting from fraud or intentional misrepresentation shall survive until the expiration of the applicable statute of limitations (except for claims in respect thereof pending at such time, which shall survive until finally resolved or settled).

9.02 Indemnification of the Company and the Buyer.

(a) The Buyer and Merger Sub shall defend, indemnify and hold the Company, its Affiliates, and their respective directors, officers, employees and agents harmless from and against all liability, demands, Damages, including expenses (including reasonable attorneys fees) or losses including death, personal injury, illness or property damage (collectively, "Losses") arising directly or indirectly out of any breach of this Agreement by the Buyer, its Affiliates, or permitted assigns or transferees; other than liability resulting from the Company's gross negligence, recklessness or wilful misconduct (which liability shall be the Company's for all purposes).

(b) The Company shall defend, indemnify and hold the Buyer, Merger Sub. their Affiliates and their respective directors, officers, employees and agents harmless from and against all Losses arising directly or indirectly out of any breach of this Agreement by the Company, its Affiliates, or permitted assigns or transferees; other than liabilities resulting from the Buyer's gross negligence, recklessness or wilful misconduct (which liability shall be the Buyer's for all purposes).

9.03 Indemnification Procedure.

(a) The indemnified party shall give the indemnifying party prompt written notice of any Losses or discovery of fact upon which such indemnified party intends to base a request for indemnification under Section 8.02, but in no event shall the indemnifying party be liable to the extent such Losses result from any delay in providing such notice. Each claim notice must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss is known at such time). The indemnified party shall furnish promptly to the indemnifying party copies of all papers and official documents received in respect of any Losses. All indemnification claims in respect of a party, its Affiliates or their respective directors, officers, employees and agents shall be made solely by such party to this Agreement.

(b) The obligations of an indemnifying party under this Article 8 with respect to Losses arising from claims of any third party that are subject to indemnification as provided for in Section 8.02 (a "Third-Party Claim") shall be governed by and be contingent upon the following additional terms and conditions:

(i) at its option, the indemnifying party may assume the defence of any Third-Party Claim by giving written notice to the indemnified party within 30 days after the indemnifying party's receipt of a claim notice as described in paragraph (a) above. The assumption of the defence of a Third-Party Claim by the indemnifying party shall not be construed as an acknowledgment that the indemnifying party is liable to indemnify any indemnified party in respect of the Third-Party Claim, nor shall it constitute a waiver by the indemnifying party of any defences it may assert against any indemnified party's claim for indemnification. Upon assuming the defence of a Third-Party Claim, the indemnifying party may appoint as lead counsel in the defence of the Third-Party Claim any legal counsel selected by the indemnifying party and approved by the indemnified party which approval shall not be unreasonably withheld. In the event the indemnifying party assumes the defence of a Third-Party Claim, the indemnified party shall immediately deliver to the indemnifying party all original notices and documents (including court papers) received by any indemnified party in connection with the Third-Party Claim. Should the indemnifying party assume the defence of a Third-Party Claim, the indemnifying party shall not be liable to the indemnified party or any other indemnified party for any legal expenses subsequently incurred by such indemnified party in connection with the analysis, defence or settlement of the Third-Party Claim. The foregoing sentence notwithstanding, in the event that it is ultimately determined that the indemnifying party is not obligated to indemnify, defend or hold harmless an indemnified party from and against the Third-Party Claim, the indemnified party shall reimburse the indemnifying party for any and all costs and expenses (including attorneys' fees and costs of suit) and any Losses incurred by the indemnifying party in its defence of the Third-Party Claim with respect to such indemnified party;

(ii) without limiting Section 8.03(b)(i), an indemnified party shall be entitled to participate in, but not control, the defence of such Third-Party Claim and to employ counsel of its choice for such purpose; provided, however, that such employment shall be at the indemnified party's own expense unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, or (ii) the indemnifying party has failed to assume the defence and employ counsel in accordance with Section 8.03(b)(i) (in which case the indemnified party shall control the defence);

(iii) with respect to any Losses relating solely to the payment of money damages in connection with a Third-Party Claim and that will not result in the indemnified party's becoming subject to injunctive or other relief or otherwise adversely affect the business of the indemnified party in any manner, and as to which the indemnifying party shall have acknowledged in writing the obligation to indemnify the indemnified party hereunder, the indemnifying party shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the indemnifying party, in its sole discretion, shall deem appropriate. With respect to all other Losses in connection with Third-Party Claims, where the indemnifying party has assumed the defence of the Third-Party Claim in accordance with Section 8.03(b)(i), the indemnifying party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss provided it obtains the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed). The indemnifying party shall not be liable for any settlement or other disposition of a Loss by an indemnified party that is reached without the written consent of the indemnifying party. Regardless of whether the indemnifying party chooses to defend or prosecute any Third-Party Claim, no indemnified party shall admit any liability with respect to, or settle, compromise or discharge, any Third-Party Claim without the prior written consent of the indemnifying party;

(iv) regardless of whether the indemnifying party chooses to defend or prosecute any Third-Party Claim, the indemnified party shall, and shall cause each other indemnified party to, cooperate in the defence or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours afforded to indemnifying party to, and reasonable retention by the indemnified party of, records and information that are reasonably relevant to such Third-Party Claim, and making indemnified parties and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the indemnifying party shall reimburse the indemnified party for all its reasonable out-of-pocket expenses in connection therewith; and

(v) except as provided above, the costs and expenses, including fees and disbursements of counsel, incurred by the indemnified party in connection with any claim shall be reimbursed on a calendar quarter basis by the indemnifying party, without prejudice to the indemnifying party's right to contest the indemnified party's right to indemnification and subject to refund in the event the indemnifying party is ultimately held not to be obligated to indemnify the indemnified party.

9.04 Arbitration.

(a) Any controversy, claim or dispute involving the parties (or their Affiliates) directly or indirectly concerning this Agreement or the subject matter hereof, including any issues and matters arising under the federal and state securities laws and questions concerning the scope and applicability of this Section 8.04 shall be finally settled by arbitration held in Carmel, Indiana or Indianapolis, Indiana, in accordance with the rules of commercial arbitration then followed by the American Arbitration Association or any successor to the functions thereof. The arbitrator shall have the right and authority to determine how his decision or determination as to each issue or matter in dispute may be implemented or enforced. Any decision or award of the arbitrator shall be final and conclusive on the parties to this Agreement and their respective affiliates, and there shall be no appeal therefrom other than from gross negligence or wilful misconduct.

(b) The parties hereto agree that any action to compel arbitration pursuant to this Agreement may be brought in any Indiana state court situated in Hamilton County or Marion County or in the United States District Court for the Southern District of Indiana and in connection with such action to compel the laws of the State of Indiana shall control. Application may also be made to such court for confirmation of any decision or award of the arbitrator, for an order of the enforcement and for any other remedies which may be necessary to effectuate such decision or award. The parties hereto hereby consent to the jurisdiction of the arbitrator and the exclusive jurisdiction of such court and waive any objection to the jurisdiction of such arbitrator and court.

(c) Notwithstanding the foregoing in this Section 8.04, however, nothing contained herein shall require arbitration of any issue arising under this Agreement for which injunctive relief is successfully sought by any party hereto.

ARTICLE 10
GENERAL PROVISIONS

10.01 Notices.

All notices and other communications under or in connection with this Agreement shall be in writing and shall be deemed given (a) if delivered personally, upon delivery, (b) if delivered by registered or certified mail (return receipt requested), upon the earlier of actual delivery or three Business Days after being mailed, or (c) if given by telecopy, upon confirmation of transmission by telecopy (or, if such confirmation does not occur during normal business hours on a Business Day then on the next Business Day), in each case to the parties at the following addresses (or such other address as such Parties may specify in writing in a notice delivered in accordance with this Section 9.01):

(a) If to the Buyer or Merger Sub, addressed to:

Omnicity Corp.
1110 Nelson Street, Suite 306,
Vancouver, British Columbia, Canada, V6B 2S2
Telecopy: 1-604-646-1571
Attention: Donald M. Prest.

With copies to:

Lang Michener LLP, Patent & Trade Mark Agents
Barristers and Solicitors
1500 Royal Centre, 1055 West Georgia Street, P.O. Box 11117
Vancouver, British Columbia, Canada, V6E 4N7
Telecopy: (604) 691-7445
Attention: Thomas J. Deutsch.

(b) If to the Company, addressed to:

Omnicity, Inc.
720 N. Rangeline Road, Carmel, Indiana, U.S.A., 46032
Telecopy: 1-866-567-3897
Attention: Richard Beltzhoover, CEO

With a copy to:
Dann Pecar Newman & Kleiman, P.C.
One American Square, Suite 2300
Indianapolis, Indiana 46282
Telecopy: 317-632-2962
Attention: Jeffrey Kosc.

10.02 Severability.

If any term or provision of this Agreement or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable such term or provision in any other jurisdiction, the remaining terms and provisions of this Agreement or the application of such terms and provisions to circumstances other than those as to which it is held invalid or enforceable.

10.03 Entire Agreement.

This Agreement, including the Exhibits, Annexes and Schedules attached hereto and other documents referred to herein, contain the entire understanding of the parties hereto in respect of their subject matter and supersede all prior and contemporaneous agreements and understandings, oral and written, among the parties with respect to such subject matter.

10.04 Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors, heirs and assigns; provided, however, that no party may assign either this Agreement or any of its rights, interests or obligations hereunder in whole or in part without the prior written consent of the other parties hereto and any such transfer or assignment without said consent shall be void, ab initio. Subject to the immediately preceding sentence, this Agreement is not intended to benefit, and shall not run to the benefit of or be enforceable by, any other person or entity other than the parties hereto and their permitted successors and assigns.

10.05 Amendment.

This Agreement may be amended only by a written instrument executed by each of the parties hereto. Any amendment effected pursuant to this Section 9.05 shall be binding upon all parties hereto and their respective successors and assigns.

10.06 Waiver.

Any term or provision of this Agreement may be waived in writing at any time by the party or parties entitled to the benefits thereof. No failure to exercise and no delay in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude the exercise of any other right, power or privilege. No waiver of any breach of any covenant or agreement hereunder shall be deemed a waiver of any preceding or subsequent breach of the same or any other covenant or agreement. The rights and remedies of each party under this Agreement are in addition to all other rights and remedies, at law or in equity, that such party may have against the other parties.

10.07 Counterparts.

This Agreement may be one or more counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same Agreement.

10.08 Schedules and Annexes.

The Exhibits, Annexes and Schedules to this Agreement are incorporated herein and, by this reference, made a part hereof as if fully set forth at length herein.

10.09 Construction.

(a) The article, section and subsection headings used herein are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

(b) As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural, shall be deemed to include the others whenever and wherever the context so requires.

10.11 Governing Law.

This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Indiana.

[Signature pages follows]

IN WITNESS WHEREOF, the parties have duly executed, or have caused this Agreement to be duly executed on their behalf, as of the day and year first above written.

OMNICITY CORP.,
a Nevada corporation

By: /s/ Donald M. Prest
Name: Donald M. Prest
Title: President and CEO

OMNICITY ACQUISITION CO.,
an Indiana corporation

By: /s/ Donald M. Prest
Name: Donald M. Prest
Title: President and CEO

OMNICITY, INCORPORATED,
an Indiana corporation

By: /s/ Richard Beltzhoover
Name: Richard Beltzhoover
Title: Chief Executive Officer

EXHIBIT A

COMPANY VOTING AGREEMENT

__________

EXHIBIT B

LOAN AGREEMENT

__________

EXHIBIT C

DEBT CONVERSION AGREEMENT

__________

EXHIBIT D

LETTER OF TRANSMITTAL

__________

SCHEDULE 3.01(a)

JURISDICTIONS OF INCORPORATION

__________

SCHEDULE 3.02

MATERIAL AGREEMENTS

__________

SCHEDULE 3.03

CAPITALIZATION

__________

SCHEDULE 3.04(a)

BALANCE SHEET AND FINANCIAL STATEMENTS

__________

SCHEDULE 3.05(b)

LEINS

__________

SCHEDULE 3.05(c)

TANGIBLE PERSONAL PROPERTY

__________

SCHEDULE 3.05(d)

TITLE TO PROPERTY

__________

SCHEDULE 3.05(d)

LEASES

__________

SCHEDULE 3.06

ACCOUNTS RECEIVABLE

__________

SCHEDULE 3.07(b)

INTELLECTUAL PROPERTY

__________

SCHEDULE 3.07(c)

LIENED INTELLECTUAL PROPERTY

__________

SCHEDULE 3.07(d)

LICENSES

__________

SCHEDULE 3.07(h)

EMPLOYEE IP AGREEMENTS

__________

SCHEDULE 3.08(a)

BANKING INFORMATION

__________

SCHEDULE 3.08(b)

INSURANCE POLICIES

__________

SCHEDULE 3.09(a)

INDEBTEDNESS

__________

SCHEDULE 3.09(b)

GUARANTIES OF INDEBTEDNESS

__________

SCHEDULE 3.10

JUDGMENTS; LITIGATION

__________

SCHEDULE 3.11

INCOME AND OTHER TAXES

__________

SCHEDULE 3.13(a)

EMPLOYEE BENEFIT PLANS

__________

SCHEDULE 3.14

UNDISCLOSED LIABILITIES

__________

SCHEDULE 3.15

PERMITS

__________

SCHEDULE 3.18(a)

MATERIAL SALES CONTRACTS

__________

SCHEDULE 3.18(b)

PURCHASE ORDERS AND COMMITMENTS

__________

SCHEDULE 3.18(c)

SALES CONTRACTS

__________

SCHEDULE 3.18(d)

NON-COMPETITION AGREEMENTS AND COVENANTS

__________

SCHEDULE 3.18(e)

OTHER MATERIAL CONTRACTS

__________

SCHEDULE 3.18(f)

CONTRACTS IN POTENTIAL DEFAULT

__________

SCHEDULE 3.19

CHANGES NOT IN THE ORDINARY COURSE

__________

SCHEDULE 3.20(a)

EMPLOYEE INFORMATION

__________

SCHEDULE 3.20(b)

LABOUR AGREEMENTS

__________

SCHEDULE 3.21

AFFILIATIONS

__________

SCHEDULE 3.22(a)

PRINCIPAL CUSTOMERS

__________

SCHEDULE 3.22(b)

PRINCIPAL SUPPLIERS

__________

SCHEDULE 3.23

WARRANTY LIABILITY

__________

SCHEDULE 3.24

BROKER FEES

__________

SCHEDULE 4.05

BROKER FEES

__________

SCHEDULE 4.12

MATERIAL AGREEMENTS

__________

SCHEDULE 4.13

BUYER FINANCIAL STATEMENTS

__________

SCHEDULE 4.14

BANKING AND INSURANCE

__________

SCHEDULE 4.15

INDEBTEDNESS AND GUARANTEES

__________

SCHEDULE 4.15(b)

BUYER GUARANTEES

__________

SCHEDULE 4.16

TAXES

__________

SCHEDULE 4.17

LIABILITIES

__________

SCHEDULE 7.09

CAPITAL EXPENDITURES

__________

SCHEDULE 7.16

ASSET PURCHASE AGREEMENTS

__________